Exhibit 10.36
EXECUTION COPY
AMENDMENT OF LEASES
          This Agreement (“Agreement”), dated as of March 12, 2010, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), FIBERNET TELECOM, INC. (successor by merger to Fibernet Equal Access, L.L.C.), a Delaware corporation, having offices c/o Zayo Group, LLC, 901 Front Street, Suite 200, Louisville, Colorado 80027, and ZAYO COLOCATION, INC. (successor by change of name to Fibernet Telecom Group, Inc.), a Delaware corporation, having an address c/o Zayo Group, LLC, 901 Front Street, Suite 200, Louisville, Colorado 80027 (collectively, “Tenant”), and ZAYO GROUP, LLC, a Delaware limited liability company, having offices at 901 Front Street, Suite 200, Louisville, Colorado 80027 (“Guarantor”).
W I T N E S S E T H:
          WHEREAS:
          (A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as thereafter amended on numerous occasions (as so amended, the “Existing 19/12 Lease”), pursuant to which Landlord presently leases to Tenant and Tenant presently leases from Landlord portions of the 19th and 12th floors, the basement and lower mezzanine and 19th floor setback at Landlord’s building known as 60 Hudson Street, New York, New York (“Building”);
          (B) Landlord and Tenant also are the current parties to an agreement of lease, dated as of April 1, 2001, as thereafter amended on numerous occasions (as so amended, the “Existing Ground Floor Lease”), pursuant to which Landlord present leases to Tenant and Tenant presently leases from Landlord portions of the ground floor and basement at the Building;
          (C) The Existing 19/12 Lease and the Existing Ground Floor Lease are sometimes hereinafter collectively called the “Existing Leases;”
          (D) (i) Pursuant to the terms and conditions of an amendment of the Existing Leases between Landlord and Tenant, dated April 4, 2007 (“2007 Agreement”), the security deposit under the Existing 19/12 Lease is presently in the form of a letter of credit issued by Bank of America and is in the amount of $783,365.00 (“Existing 19/12 LC”); and
               (ii) Pursuant to the terms and conditions of the 2007 Agreement, the security deposit under the Existing Ground Floor Lease is presently in the form of a letter of credit issued by Bank of America and is in the amount of $3,950,000.00 (“Existing Ground Floor LC”); and
          (E) Tenant and Guarantor (as owner of Tenant and applicant for the Replacement LCs, as hereinafter defined) have requested that Landlord accept replacements of the Existing 19/12 LC and the Existing Ground Floor LC, to be issued by SunTrust Bank (“Replacement LCs”), and Landlord is only prepared to accept the Replacement LCs upon and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord, Tenant and Guarantor hereby agree as follows:
          1. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing 19/12 Lease and the Existing Ground Floor Lease, respectively, unless otherwise defined herein. As used herein, (a) the term “19/12 Lease” shall mean the Existing 19/12 Lease, as amended by this Agreement and as hereafter amended, and (b) the term “Ground Floor Lease” shall mean the Existing Ground Floor Lease, as amended by this Agreement and as hereafter amended.
          2. Landlord hereby accepts the Replacement LCs provided they are in the forms annexed hereto as Exhibits A and B.
          3. To induce Landlord to comply with the requests set forth in the letter annexed hereto as Exhibit C (“Letter”), Tenant and Guarantor hereby represent to Landlord that:
               (A) All statements made in the Letter are true, complete and correct in all material respects; and
               (B) Annexed hereto as Exhibit D are true and complete copies of the official documents whereby the corporate name of FiberNet Telecom Group, Inc. was changed to Zayo Colocation, Inc.
          4. To induce Landlord to accept FiberNet Telecom, Inc., as successor by merger and replacement tenant under the Existing Leases to FiberNet Equal Access, L.L.C., Tenant and Guarantor hereby represent to Landlord that annexed hereto as Exhibit E are true and complete copies of the official documents whereby FiberNet Equal Access, L.L.C. was merged into FiberNet Telecom, Inc.
          5. Except as modified by this Agreement, the Existing 19/12 Lease and the Existing Ground Floor Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing 19/12 Lease and the Existing Ground Floor Lease, as so modified, hereby are ratified, confirmed and approved.
          6. Simultaneously herewith, Tenant or Guarantor is, by check to the order of Landlord in the amount of $25,000.00, paying Landlord an amount which represents the total legal fees incurred and anticipated to be incurred by Landlord in connection with this Agreement (including the negotiation of Exhibits A and B hereto) and an aborted transaction prior hereto.
          7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the 19/12 Lease and the Ground Floor Lease, their respective assigns.
          8. This Agreement may not be changed orally, but only by a writing signed by all of the parties hereto

2

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its sole member

	By:	Sixty Hudson Management LLC, its general partner

		By:	/s/ Kenneth Carmel Name: Kenneth Carmel
Manager

FIBERNET TELECOM, INC. (successor to FiberNet Equal Access, L.L.C.)
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

ZAYO COLOCATION, INC. (successor to Fibernet Telecom Group, Inc.)
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Chief Financial Officer

[Signature Page – 60 Hudson Lease Amendment]

AMENDMENT OF LEASE
     AGREEMENT dated as of the 26th day of May, 2009 by and between 60 HUDSON OWNER LLC (successor to Westport Communications, LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o FirstService Williams LLC, 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 220 West 42nd Street,, New York, New York 10036 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord and Tenant are the present parties to an agreement of lease, dated as of April 1, 2001 (“Original Lease”), as heretofore amended on numerous occasions (collectively, “Existing Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord portions of the ground floor (“Ground Floor Space”) and basement (“Basement Space”), as more particularly described in the Existing Lease, the Ground Floor Space and the Basement Space sometimes hereinafter collectively called the “Existing Space,” in Landlord’s building known as 60 Hudson Street, New York, New York (“Building”); and
     WHEREAS, Landlord and Tenant also are the present parties to an agreement of lease, dated as of February 17, 1998, as heretofore amended on numerous occasions (collectively, the “19/12 Lease”), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord, portions of the 19th, 12th and ground floors and the lower mezzanine in the Building, as more particularly described in the 19/12 Lease; and
     WHEREAS, Landlord and Tenant wish to (i) extend the Term (“Extension Term”) of the Existing Lease so as to expire on July 31, 2022 (“New Expiration Date”), (ii) modify and amplify the Existing Lease in certain other respects, and (iii) provide for certain acknowledgments and consents with respect to the Existing Lease and the 19/12 Lease, all upon and subject to the terms and conditions hereinafter set forth; and
     WHEREAS, Tenant and Zayo Group, LLC (“Zayo”) have advised Landlord that, on or about the date hereof, they are entering into a document called an Agreement and Plan of Merger with respect to Zayo’s proposed acquisition of the stock of FiberNet Telecom Group, Inc. (“FTG”), which proposed acquisition is sometimes hereinafter referred to as the “Proposed Transfer.”
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease hereby is further amended as follows:
     1. Definitions. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Extended Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. Extension Term.
          (A) The Extension Term shall commence on January 1, 2016 and expire on the New Expiration Date, unless sooner terminated as provided in the Extended Lease.
          (B) During the Extension Term:
               (i) All currently applicable terms and conditions of the Existing Lease, as further amended hereby, shall be applicable to and govern the continued leasing of the Existing Space.

               (ii) The Existing Space shall be leased to Tenant in its “as is” condition on December 31, 2015 and Landlord shall not be required to perform any work or provide any work allowance to prepare either the Ground Floor Space and/or the Basement Space for Tenant’s continued occupancy.
          (C) Tenant’s continued occupancy of the Existing Space from and after December 31, 2015 shall constitute its acknowledgement that, on December 31, 2015, the Existing Space and the Building were in good and satisfactory condition.
     3. Amounts Payable by Tenant During the Extension Term.
          (A) Effective as of January 1, 2016, Fixed Rent for the Ground Floor Space (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of operating expense, porters’ wage and/or utility expense escalation provisions) shall be changed to be as set forth in the following table:

Period	Fixed Rent (per annum)
January 1, 2016 – December 31, 2016	$2,689,777.33
January 1, 2017 – December 31, 2017	$2,757,021.76
January 1, 2018 – December 31, 2018	$2,825,947.30
January 1, 2019 – December 31, 2019	$2,869,595.98
January 1, 2020 – December 31, 2020	$2,969,010.88
January 1, 2021 – December 31, 2021	$3,043,236.15
January 1, 2022 – New Expiration Date	$3,119,317.05
          (B) Fixed Rent for the Basement Space is not included in the table in subparagraph (A) and shall remain as set forth in Article 76 of the Existing Lease.
          (C) The Fixed Rent payable pursuant to subparagraphs (A) and (B) hereinabove does not include the supplementary charges set forth in the Existing Lease (including, without limitation, tax escalation charges, electricity charges, Percentage Rent and Transport Fee Rent), all of which supplementary charges shall continue to remain payable as and when provided in the applicable provisions of the Existing Lease. There is to be no rent concession during the Extension Term.
     4. Modification of Landlord’s Special Termination Rights. The first sentence of subsection (A), the entire subsections (B), (C), (E), (F) and (G) of Section 72 and the entire Section 57 of the Original Lease (all to the extent still remaining applicable) shall be deleted and superseded by the following provisions:
     “In the event that (a) twice in any twelve (12) consecutive monthly period, Tenant shall default in the payment of Fixed Rent or additional rent or any part of either and such default shall have continued after Landlord shall have notified Tenant thereof and the applicable grace period shall have expired, then, notwithstanding that any such default may have been cured at any time after the expiration of the applicable grace period, any further default by Tenant of such nature within such twelve (12) consecutive monthly period shall be deemed a violation of a substantial obligation of the Extended Lease; or (b) if Landlord, acting in good faith, determines that Tenant’s business operations within the Building are either inappropriate for, or being conducted in a manner which is detrimental to, the Building, Landlord notifies Tenant in writing of such determination and, in such notice, specifies in reasonable detail the business operations of Tenant which Landlord, acting in good faith, has determined are either inappropriate for, or being conducted in a manner which is detrimental to, the Building (Landlord hereby acknowledging that (i) Tenant’s business operations within the Building, as they are presently being conducted, presently are appropriate for, and presently are being conducted in a manner which is not detrimental to, the Building, and (ii) any future such operations which are conducted in the same manner, except for modifications necessary to conform to then prevailing telecommunication and/or collocation industry practices and technology, shall not be considered inappropriate for, or detrimental to, the Building), and Tenant, within thirty (30) days after Landlord sends such notice, fails to discontinue or modify such business operations in a manner so that Landlord, acting in good faith, can no longer make such determination, then such failure by Tenant to discontinue or modify such business operations shall also be deemed to be a violation of a substantial obligation of the Extended Lease. In the event of an occurrence of an event set forth in subparagraph (a) or (b) above which constitutes a violation of a substantial obligation of the Extended Lease, Landlord may serve a written twenty (20) day notice of cancellation of the Extended Lease (“Cancellation Notice”) and the Term of the Extended Lease thereupon shall end and expire, as fully and completely as if the expiration of such twenty (20) day period were the day herein definitively fixed for the date of natural expiration of the Extended Lease and its Term, and Tenant shall quit and surrender to Landlord the entire premises then covered by the Extended Lease, but Tenant shall remain liable as elsewhere provided in the Extended Lease. Without limiting the generality of the foregoing, no provision hereof shall affect Landlord’s rights of termination and resultant remedies available elsewhere under the Existing Lease (including, without limitation, those set forth in Articles 9, 10, 17 and 18).
     If and when Landlord sends a Cancellation Notice, it may, at any time thereafter (even prior to recovering vacant possession of the premises then demised (“Then Premises”) by the Extended Lease by a decision of a court of competent jurisdiction or otherwise pursuant to the provisions of the Extended Lease or applicable law), appoint a Manager of the Then Premises to supervise, manage and conduct the business operations in and about the Then Premises (“Landlord’s Manager”). Landlord’s Manager shall have the full authority (without being subject to any rights of, or obligation to consult with, Tenant or any parent, subsidiary or affiliated party or parties of Tenant) to make and implement all decisions necessary and appropriate so that business operations in and about the Existing Space shall be conducted in a manner consistent with the provisions of Article 66 of the Original Lease and then prevailing telecommunications and/or collocation practices and technology.
     In addition, if and when Landlord sends a Cancellation Notice, Tenant agrees that (i) all items which constitute permanent leasehold improvements in and to the Existing Lease have been, presently constitute and will remain Landlord’s property and Landlord may continue to own and utilize the same without restriction, and (ii) Landlord may, without charge and without liability or accountability of any nature, continue to utilize all equipment utilized in any way in the business operations being conducted in the Then Premises (including, without limitation, Internal MMR Equipment and External MMR Equipment) and receive all monies thereafter payable under all Meet-Me-Room Licenses (including, without limitation, Meet-Me-Room Fees), both for so long as Landlord determines, in its sole and absolute discretion.”
     5. Tenant’s Leasing Restrictions.
          (A) As an inducement to Landlord to extend the Term for the Extended Lease and to modify certain of Landlord’s termination rights under the Existing Lease, Tenant agrees that its right to lease space in the New York Metropolitan Area (including, without limitation, the five boroughs of New York City, Nassau, Suffolk and Westchester Counties, Eastern New Jersey and southern Connecticut) shall be limited as hereinafter provided for the period from the date of this Agreement through December 31, 2015 (“Restriction Period”). Tenant recognizes and acknowledges that the limitations on its leasing rights hereinafter set forth are a material inducement to Landlord’s willingness to enter into this Agreement and that, accordingly, Landlord shall have all the rights and remedies provided for under the Extended Lease and by Law (including, without limitation, the right of termination set forth in the Extended Lease and the right of injunction) in the event that Tenant fails to or threatens to fail to comply with such limitations.
          (B) During the period from the date hereof through and including December 31, 2015 (or any earlier date of termination of the Extended Lease), Tenant shall not lease or propose to lease space in the New York Metropolitan Area, other than (i) existing collocation space currently operated by Tenant or a current affiliate, (ii) space not exceeding 500 rentable square feet at each of not more than five separate locations, to be used solely for incidental services in support of Tenant’s end-user customers in Tenant’s delivery of telecommunication services in the ordinary course of its business, or (iii) solely for the purpose of executive office use (collectively, “Restricted Purposes”), unless and until Tenant shall first have leased directly from Landlord (to the extent Landlord has sufficiently sized space which is at or above ground level then available or to become available within five (5) months following the Tenant making such request) a total of an additional 25,000 rentable square feet of space in the Building (which rentable square footage shall be calculated on the basis of Landlord’s then standard measurement of rentable square footage from time to time in effect during the foregoing period), upon and subject to the following terms and conditions:
               (i) Such possible leasing of 25,000 rentable square feet of space in the Building may be accomplished in one or more blocks of space. On any occasion during the Restriction Period when Tenant is considering leasing space in the New York Metropolitan Area for a Restricted Purpose, Tenant shall advise Landlord of such consideration and advise Landlord of the approximate size of space in the Building (which requirements may include minimum size requirements of such blocks) which would satisfy such consideration to enable Landlord to reasonably determine the space in the Building which it will lease to Tenant for such purpose and upon and subject to the terms and conditions hereinafter set forth. Any Restricted Leased Space shall have an electrical capacity of 50 watts per rentable square foot (with Tenant to pay Landlord, upon the effectiveness of the leasing of any Restricted Lease Space, for 35 watts per rentable square foot at Landlord’s Standard Building rate in effect at the time the leasing of each applicable Restricted Lease Space commences) and be interconnectable, in accordance with applicable requirements and charges set forth in the Extended Lease, with at least one of Tenant’s other locations within the Building. The size of such space (“Space Dimensions”) shall be determined by Landlord and accepted by Tenant, both acting reasonably. Each block of space so leased by Landlord to Tenant is hereinafter called a “Restricted Leased Space.”
               (ii) Except as otherwise hereafter provided, each Restricted Leased Space shall be leased by Landlord to Tenant upon and subject to all currently applicable terms and conditions of the Extended Lease for the Ground Floor Space. Promptly after the Space Dimensions are determined, Landlord and Tenant shall execute and exchange an agreement, consistent with the provisions of this Paragraph 5 and otherwise reasonably satisfactory to Landlord and Tenant, confirming such leasing (“Expansion Agreement”).
               (iii) The commencement date of the leasing of any Restricted Leased Space (“Restricted Commencement Date”) shall be the date that the Expansion Agreement is executed and exchanged, any required third party consent(s) thereto specified in the Expansion Agreement have been obtained and Landlord delivers to Tenant vacant possession of the applicable Restricted Leased Space, free of any personal property of the prior occupant thereof and otherwise in its then “as is” condition, except that, if the initial Fixed Rent for the leasing of any Restricted Lease Space remains undetermined when the Expansion Agreement is otherwise ready for execution and exchange, the Expansion Agreement shall be executed and exchanged and include a provision that the Fixed Rent for the applicable Restricted Lease Space shall be determined and (if and to the extent that the provisions of subsection (iv)(d) below are applicable, payable) as provided in subsection (iv) below and the Restricted Commencement Date for such lease shall be the Negotiation Commencement Date (as hereinafter defined). The expiration date of any leasing of any Restricted Leased Space shall be on the New Expiration Date.
               (iv) The initial Fixed Rent for any Restricted Leased Space shall be the fair market rental value of such Restricted Leased Space as of such Restricted Commencement Date, based upon the criteria set forth in subsection (c) of this Section (iv) (the “FMRV”), and determined as follows:
                    (a) Beginning on the date that the Space Dimensions of the applicable Restricted Leased Space are determined (“Negotiation Commencement Date”), Landlord and Tenant shall negotiate in good faith to agree upon the FMRV. If Landlord and Tenant cannot reach agreement within ten (10) business days after the commencement of such negotiations, Landlord and Tenant shall each, within seven (7) business days after the expiration of such ten (10) business day period, select a reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building for the type of space represented by the applicable Restricted Leased Space (such brokers are referred to herein, respectively, as “Landlord’s Broker” and “Tenant’s Broker”). Landlord’s Broker and Tenant’s Broker shall confer promptly after their selection by Landlord and Tenant and shall negotiate in good faith to agree upon the FMRV. If Landlord’s Broker and Tenant’s Broker cannot reach agreement by the date that is fifteen (15) business days after their designation, then, no later than ten

(10) business days after the expiration of such fifteen (15) business day period, they shall designate a third reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building for the type of space represented by the applicable Restricted Leased Space (the “Independent Broker”). Upon the failure of Landlord’s Broker and Tenant’s Broker timely to agree upon the designation of the Independent Broker, the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMRV, taking into consideration the factors referenced in subsection (3) hereinbelow (respectively “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).
                    (b) If the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by ten (10%) percent per annum or less for each year of such leasing, the FMRV shall be deemed the average of the FMRV’s set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter. If such differential is more than ten (10%) percent per annum for each year of such leasing, the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within ten (10) business days after the date of his or her designation, choose either the FMRV set forth in Landlord’s Broker’s Letter or the FMRV set forth in Tenant’s Broker’s Letter to be the FMRV and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.
                    (c) The FMRV shall be the fair market rental value, as of the applicable Restricted Commencement Date, of space in the Building utilized essentially for telecommunications purposes and otherwise comparable to the applicable Restricted Leased Space, taking into account the special character of the Building as a telecommunications industry specialty building, the Space Dimensions, the nature of the escalation provisions and the base period as set forth in the Extended Lease, which shall not be changed, as well as the benefit to Tenant of being able to remain in its existing space and thus being spared the cost, inconvenience and interruption of business operations of relocating, the absence of any rent concession, work or work contribution from Landlord, and all other relevant terms and conditions of the Extended Lease.
                    (d) If the Fixed Rent for the applicable Restricted Leased Space has not been determined by the Negotiation Commencement Date therefor, then the Fixed Rent to be paid by Tenant to Landlord in accordance with the terms of the Extended Lease, until such determination has been made shall be the FMRV set forth in Landlord’s Broker’s Letter. After such determination has been made, any excess rental theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing Fixed Rent payable by Tenant to Landlord.
                    (e) Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Rent for the applicable Restricted Leased Space, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under this lease.
               (v) There shall not be any rent concession with respect to the Fixed Rent payable for any Restricted Leased Space.
               (vi) For purposes of the tax escalation provisions for each Restricted

Leased Space:
                    (a) “Base Tax Year” shall mean the calendar year 2010 (i.e., the average of the Real Estate Taxes as finally determined for the tax fiscal years July 1, 2009 – June 30, 2010 and July 1, 2010 – June 30, 2011);
                    (b) “Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the Base Tax Year;
                    (c) “Subsequent Tax Year” shall mean any tax fiscal year during the term of the leasing of the applicable Restricted Leased Space commencing on or after the July 1 next following the applicable Restricted Commencement Date; and
                    (d) “Tenant’s Proportionate Share” shall mean the rentable area (calculated as hereinabove provided) of the applicable Restricted Leased Space divided by 840,000 rentable square feet.
               (vii) On each date after the applicable Restricted Commencement Date for the applicable Restricted Leased Space through and including the New Expiration Date which is a one year anniversary of such Restricted Commencement Date, the Fixed Rent payable for the applicable Restricted Leased Space during the immediately preceding one (1) year period shall be increased, in addition to any other increases in the Fixed Rent becoming payable at the same time, by an annual cumulative two and one-half (2-1/2%) percent of such increased Fixed Rent, which is intended to reimburse Landlord for anticipated increases in the Building operating expenses in lieu of any provision for operating expenses, porter’s wage and/or utility expense escalation (the calculation of each such increase in the Fixed Rent to be made in the same manner as the increases in Fixed Rent set forth in Paragraph 3(A) hereof).
               (viii) The applicable Restricted Leased Space shall be leased to Tenant in its “as is” condition on the applicable Restricted Commencement Date and Landlord shall not be required to perform any work or provide any work allowance to prepare the applicable Restricted Leased Space for Tenant’s occupancy.
               (ix) All supplementary charges set forth in he Extended Lease with respect to the Ground Floor Space (including, without limitation, electricity charges, Percentage Rent and Transport Fee Rent) shall continue to remain payable with respect to the Restricted Leased Space in accordance with the applicable provisions of the Extended Lease as if the Restricted Leased Space were a part of the Ground Floor Space.
               (x) The Security Deposit for the Restricted Leased Space shall be an amount equal to fifty (50%) percent of the initial Fixed Rent payable for the applicable Restricted Leased Space, shall be in the form of a Letter of Credit complying with all currently applicable provisions of the Extended Lease pertaining to Letters of Credit and Security Deposits, shall be delivered to Landlord simultaneously with the execution and exchange of the Expansion Agreement and shall be held and dealt with pursuant to all applicable provisions of the Extended Lease pertaining to Security Deposits and/or Letters of Credit.
     6. Change of Status of Michael Liss. Notwithstanding the terms of Paragraph 15 hereof, the requirement in the Existing Lease that Michael Liss continue to hold and fulfill the title, responsibilities and authority of the Chief Executive Officer or Chairman of the Board of Directors of FTG other than by reason of his death or disability shall, if and to the extent still remaining effective on the date of this Agreement, be of no further force and effect once this Agreement is executed and exchanged.
     7. Change of Control Transaction. If and when the Proposed Transfer closes (“Transfer”), Landlord hereby consents to the Transfer and waives its right to recapture the Existing Space or share in any “profits” pursuant to Section 44(M) by reason of the Transfer. The foregoing consent and waiver of rights of recapture and profit sharing pursuant to Section 44(M) also shall apply to a Transfer of the 19/12 Lease.
     8. Reimbursement of Landlord’s Attorneys Fees. Tenant agrees to reimburse Landlord, simultaneously with the execution and exchange of this Agreement, $22,500.00, representing Landlord’s legal fees and disbursements incurred in connection with the preparation, negotiation and execution and exchange of this Agreement.
     9. Binding Effect. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Extended Lease, their respective assigns.
     10. Existing Lease Otherwise Unmodified. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed. This Agreement represents the entire understanding and agreement of the parties with respect to the subject matter hereof.
     11. Broker. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than FirstService Williams LLC (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement. Landlord shall pay any commission owing to Broker by reason of the execution and exchange of this Agreement. This Paragraph shall survive the termination of this Agreement.
     12. No Oral Modification of Agreement. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     13. Submission Not Binding Until Signed by Landlord. The preparation and submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     14. Absence of Landlord Defaults. Tenant hereby warrants and represents that it has no knowledge, as of the date hereof, of Landlord being in default in the performance of any of its obligations under the Existing Lease, as amended by this Agreement, including, specifically, under Article 74 thereof.
     15. Conditions Prescedent to Effectiveness of this Agreement. To induce Landlord to execute and exchange this Agreement at this time, Landlord, Tenant and Zayo Group, LLC (“Zayo”) hereby agree that this Agreement shall not become effective unless and until all of the following events occur:
          (A) The sale of the stock of FiberNet Telecom Group, Inc. to Zayo shall have unconditionally closed on or before December 31,2009 (“Closing”);

          (B) Zayo’s certified net worth, in accordance with generally accepted accounting principles, consistently applied (“GAAP Net Worth”), was at least $175,000,000.00 at the end of its most current fiscal year, which was June 30, 2008, and its EBIDA for the twelve (12) months preceding the execution and exchange of this Agreement was at least $27,000,000.00;
          (C) At the time of the Closing, there shall have been no material adverse change in Zayo’s foregoing GAAP Net Worth and Zayo shall have furnished Landlord with reasonable substantiation of such circumstance; and
          (D) Simultaneously with the Closing, Zayo shall have executed and delivered to Landlord two duplicate originals of the Guaranty annexed hereto as Exhibit A, together with the opinion letter referred to in such Exhibit (in form and substance reasonably satisfactory to Landlord).
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its sole member

By:	Sixty Hudson Management LLC, its general partner

By:	/s/ Kenneth Carmel
	Name:	Kenneth Carmel
Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Extended Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned agrees to the provisions of Paragraph 15 of this Agreement.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	CFO

EXHIBIT A
GUARANTY
     This Guaranty, made as of the           day of May, 2009, by ZAYO GROUP, LLC, a Delaware limited liability corporation, having an address at 901 Front Street, Suite 200, Louisville, Colorado 80027 (“Guarantor”), to and for the benefit of 60 HUDSON OWNER LLC, a Delaware limited liability company, having an address c/o FirstService Williams, LLC, 380 Madison Avenue, New York, New York 10017 (“Landlord”).
W I T N E S S E T H:
     WHEREAS, Landlord is the owner of the land and the building thereon (“Building”) known as 60 Hudson Street, in the Borough of Manhattan, City, County and State of New York; and
     WHEREAS, by a certain lease modification agreement (“Lease”) to be dated of even date herewith (but effective only upon specified conditions precedent) between Landlord and FIBERNET EQUAL ACCESS, LLC and FIBERNET TELECOM GROUP INC., as tenant (collectively, “Tenant”), Landlord intends to modify and extend an existing lease of portions of the ground floor and basement (collectively, “Premises”) of the Building as more specifically described in the Lease; and
     WHEREAS, Guarantor desires to give this Guaranty to Landlord in order to induce Landlord to enter into the Lease with Tenant.
     NOW, THEREFORE, for good and valuable consideration and as an inducement to Landlord to enter into the Lease:
     1. Guarantor hereby unconditionally and absolutely guarantees to Landlord the full and prompt payment when due of the rent and additional rent (however characterized) and all other sums and charges payable by the tenant under the Lease, and further hereby unconditionally and absolutely guarantees the full and timely performance and observance of all covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant. Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant, its successors and assigns, under the Lease, or if Tenant, its successors and assigns shall default in the payment when due of such rent, additional rent, sums and charges payable by Tenant under the Lease, Guarantor will forthwith upon demand therefor pay such rent and other sums and charges, and any arrears thereof, to Landlord and will forthwith faithfully perform and fulfill all terms, covenants, conditions and agreements of the Lease, and will forthwith pay to Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant, its successors and assigns, under the Lease, including, without limitation, all attorney’s fees and disbursements incurred by Landlord or caused by any such default and/or the enforcement of this Guaranty. Successive recoveries may be had hereunder.
     2. This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant, its successors and assigns, or any other person or entity (“Other Guarantor”) guaranteeing any of the same obligations guaranteed by Guarantor hereunder and without the necessity of notice of nonpayment, nonperformance or nonobservance or any notice of acceptance of this Guaranty and without need for demand for payment under this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no respect be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant’s successors and assigns, or against any Other Guarantor, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or allowed at law or in equity, or by relief of Tenant or any Other Guarantor from any of their respective obligations under the Lease, their guaranties or otherwise by (a) the release or discharge of Tenant or any Other Guarantor in any creditors’ proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Tenant or any Other Guarantor or the estate of Tenant or any Other Guarantor in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, or any Other Guarantor’s liability under its guaranty, resulting from the operation of any present or future provisions of the bankruptcy laws or from the decision in any court, (c) the rejection or disaffirmance of the Lease in any such proceedings, or (d) any lack of validity or enforceability of this Guaranty, the Lease, any other guaranty or any other circumstance which might otherwise constitute a defense available to Guarantor or Tenant.
     3. This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement, modification or extension of, or expansion of the space covered by, the Lease; any subletting of the Premises or any part thereof; any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease; any extension of time that may be granted by Landlord to Tenant, its successors or assigns, or any Other Guarantor; a changed or different use of the Premises, whether or not consented to by Landlord; or any dealings or transactions or matters or things occurring between Landlord and Tenant, its successors or assigns, or any Other Guarantor, whether or not notice thereof is given to Guarantor.
     4. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Tenant for liquidation or reorganization, should Tenant become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Tenant’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance guaranteed hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of such obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, Guarantor’s obligations hereunder shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     5. Landlord’s consent to any occupancy agreement covering, or subletting of, all or any portion of the Premises by any party or to any assignment or successive assignments by Tenant or Tenant’s assigns of the Lease, made either with or without notice to Guarantor, shall in no manner whatsoever release Guarantor from any liability hereunder.
     6. All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy therein or herein mentioned, whether exercised by Landlord or not, is intended to be an exclusion of or a waiver of any of the others. The obligation of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of any security given for the performance and observance of covenants and conditions required to be performed or observed by Tenant under the Lease nor shall Guarantor be released by the maintenance of or execution upon any lien which Landlord may have or assert against Tenant and/or Tenant’s assets.
     7. Guarantor hereby submits itself to the jurisdiction of the courts of New York in any action or proceeding against Guarantor arising out of this Guaranty and designates Tenant and the Secretary of State of the State of New York, acting severally, as its agent for service of process in any such action or proceeding. A copy of any such service shall be mailed to Guarantor as provided in Paragraph 11. Guarantor may change its agent for service of process by notice given to Landlord as provided in Paragraph 11 hereof. Any such substituted agent must be resident in New York City.
     8. Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that Guarantor may be joined in any action against Tenant or against any one or more Other Guarantors in connection with the Lease and that recovery may be had against Guarantor in such action or in any independent action against Guarantor without Landlord, its successors or assigns, first pursuing or exhausting any remedy or claim against Tenant, its successors or assigns or against any one or more Other Guarantors. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by Landlord against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.
     9. Guarantor hereby waives all right to trial by jury in any action or proceedings hereafter instituted by Landlord to which Guarantor may be a party.
     10. If this Guaranty is held ineffective or unenforceable by any court of competent jurisdiction, Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint tenant therein with joint and several liability.
     11. Any notice, demand or request by either party to the other shall be in writing, and shall be deemed to have been duly given or made if mailed by certified mail, return receipt requested, addressed to the other party at its address above set forth or to such other address as the receiving party shall have designated by notice given as above provided. Notices so given shall be deemed received on the third (3rd) business day after mailing.
     12. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York.
     13. This Guaranty shall inure to the benefit of Landlord and Landlord’s successors and assigns, and shall be binding upon and enforceable against Guarantor and Guarantor’s successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this instrument the day and year first above written.

WITNESS:	ZAYO GROUP, LLC.
By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
          On the             day of May in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared      , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

PLEASE NOTE THAT, UNLESS THE GUARANTOR IS
AN INDIVIDUAL, LANDLORD WILL REQUIRE AN
OPINION OF COUNSEL TO THE EFFECT THAT THE
GUARANTY HAS BEEN DULY AUTHORIZED AND
EXECUTED AND THAT IT IS VALID AND BINDING IN
ACCORDANCE WITH ITS TERMS

AMENDMENT OF LEASES
          This Agreement (“Agreement”), dated as of April 4, 2007, between 60 HUDSON OWNER LLC (successor to Westport Communications LLC and Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having offices at 570 Lexington Avenue, New York, NY 10022 (“Tenant”).
W I T N E S S E T H:
          WHEREAS:
          (A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as thereafter amended on numerous occasions (as so amended, the “Existing 19/12 Lease”), pursuant to which Landlord presently leases to Tenant and Tenant presently leases from Landlord portions of the 19th and 12th floors, the basement and lower mezzanine at Landlord’s building known as 60 Hudson Street, New York, New York (“Building”);
          (B) Landlord and Tenant also are the current parties to an agreement of lease, dated as of April 1, 2001, as thereafter amended on numerous occasions (as so amended, the “Existing Ground Floor Lease”), pursuant to which Landlord present leases to Tenant and Tenant presently leases from Landlord portions of the ground floor and basement at the Building;
          (C) (i) Tenant’s security deposit under the Existing 19/12 Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $783,365.00 (“Existing 19/12 LC”); and
               (ii) Tenant’s security deposit under the Existing Ground Floor Lease is presently in the form of a letter of credit issued by Deutsche Bank and is in the amount of $3,950,000.00 (“Existing Ground Floor LC”); and
          (D) Tenant has requested that Landlord accept replacements of the Existing 19/12 LC and the Existing Ground Floor LC, to be issued by Bank of America (“Replacement LCs”), and Landlord is only prepared to accept the Replacement LCs upon and subject to the terms and conditions hereinafter set forth.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
          1. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing 19/12 Lease and the Existing Ground Floor Lease, respectively, unless otherwise defined herein. As used herein, (a) the term “19/12 Lease” shall mean the Existing 19/12 Lease, as amended by this Agreement and as hereafter amended, and (b) the term “Ground Floor Lease” shall mean the Existing Ground Floor Lease, as amended by this Agreement and as hereafter amended.
          2. To induce Landlord to accept the Replacement LCs, in the forms annexed hereto as Exhibits A and B, Landlord and Tenant hereby agree that the Existing 19/12 Lease and the Existing Ground Floor Lease shall be modified, respectively, as follows:

               (A) There shall be added to Article 60 of the Existing 19/12 Lease the following additional provision:
“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit A (“19/12 Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing 19/12 LC (“Existing 19/12 Transfer Provisions”), Landlord may draw down the entire amount of the 19/12 Replacement LC and either (i) retain the proceeds of such draw (“19/12 Draw Proceeds”) for the Security Deposit under the 19/12 Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, of a replacement for the 19/12 Replacement LC having the same substantive effect and general form as the 19/12 Replacement LC except for the Existing 19/12 Transfer Provisions (“19/12 Alternative LC”), using the 1912 Draw Proceeds as collateral for the 19/12 Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord, as additional rent, for the amount by which the cost of obtaining the 19/12 Alternative LC, including the fees and other reasonable costs of issuance, exceeds the 19/12 Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the 19/12 Alternative LC, afford Tenant the opportunity to furnish a 19/12 Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”
               (B) There shall be added to Article 60 of the Existing Ground Floor Lease the following additional provision:
“If, at any time after Landlord, in its sole and absolute judgment exercised in good faith, determines that it may wish to transfer the Replacement LC annexed hereto as Exhibit B (“Ground Floor Replacement LC”) and, in its sole and absolute discretion exercised in good faith, determines that it will have problems in effectuating such transfer by reason of the provisions pertaining to the certifications set forth in the transfer document annexed as Exhibit A to the Existing Ground Floor LC (“Existing Ground Floor Transfer Provisions”), Landlord may draw down the entire amount of the Ground Floor Replacement LC and either (i) retain the proceeds of such draw (“Ground Floor Draw Proceeds”) for the Security Deposit under the Ground Floor Lease, or (ii) arrange for the issuance by a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith, a replacement for the Ground Floor Replacement LC having the same substantive effect and general form as the Ground Floor Replacement LC except for the Existing Ground Floor Transfer Provisions (“Ground Floor Alternative LC”), using the Ground Floor Draw Proceeds as collateral for

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the Ground Floor Alternative LC. In such event, Tenant shall, upon demand, reimburse Landlord as additional rent for the amount by which the cost of obtaining the Ground Floor Alternative LC, including the fees and other reasonable costs of issuance, exceeds the Ground Floor Draw Proceeds. Notwithstanding the foregoing, Landlord shall, if feasible within the time frame determined by Landlord, in its sole and absolute discretion exercised in good faith, to be necessary for obtaining the Ground Floor Alternative LC, afford Tenant the opportunity to furnish a Ground Floor Alternative LC from a bank satisfactory to Landlord, in its sole and absolute discretion exercised in good faith.”
          3. Except as modified by this Agreement, the Existing 19/12 Lease and the Existing Ground Floor Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing 19/12 Lease and the Existing Ground Floor Lease, as so modified, hereby are ratified, confirmed and approved.
          4. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the 19/12 Lease and the Ground Floor Lease, their respective assigns.
          5. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	HUDSON TELEGRAPH ASSOCIATES, L.P., its managing member

	By:	Sixty Hudson Management LLC, general partner

		By:	/s/ Kenneth Carmel Name: Kenneth Carmel
Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement, the 19/12 Lease and the Ground Floor Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. DeLuca
	Name:	Jon A. DeLuca
	Title:	President Chief Executive Officer

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LEASE MODIFICATION AND EXTENSION AGREEMENT
          This Agreement (“Agreement”), dated as of March 1, 2007, between 60 HUDSON OWNER LLC (successor to Hudson Telegraph Associates, L.P., formerly known as Hudson Telegraph Associates), a Delaware limited liability company, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having offices at 570 Lexington Avenue, New York, NY 10022 (“Tenant”).
W I T N E S S E T H:
          WHEREAS:
          (A) Landlord and Tenant are the current parties to an agreement of lease, dated as of February 17, 1998, as amended by agreements dated as of January 1, 2001, December 4, 2003 (“2003 Amendment”) and October 29, 2004 (as so amended, the “Existing Lease”), pursuant to which Landlord presently leases to Tenant and Tenant now leases from Landlord a portion of the 19th floor, (“Current Premises”) in Landlord’s building known as 60 Hudson Street, New York, New York (“Building”), the expiration date of which Existing Lease is currently December 31, 2015 (“Expiration Date”), unless sooner terminated as provided in the Existing Lease; and
          (B) Landlord and Tenant wish to amend the Existing Lease so as to: (i) lease to Tenant the portions of the 12th floor, basement and lower mezzanine at the Building indicated by hatching on the drawings annexed hereto as Exhibits A, A-l and A-2 (collectively, “New Premises”); and (ii) extend the current Expiration Date for the Existing Lease until July 31, 2022, both upon and subject to the terms and conditions hereinafter set forth;
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
          1. Definitions. The capitalized terms contained in this Agreement shall, for the purposes hereof, have the same meanings as are ascribed to them in the Existing Lease, unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement and as hereafter amended.
          2. New Premises. Effective as of the date of execution and exchange of this Agreement (“New Commencement Date”), the term “demised premises” whenever used in the Lease (including, without limitation, Article 71 (Percentage Rent)) shall mean, collectively, the Current Premises and the New Premises. The New Premises shall be leased to Tenant in its “as is” condition on the New Commencement Date and Landlord shall not be required to perform any work or take any other action to prepare the New Premises for Tenant’s occupancy. Landlord hereby consents to the existing tenant of the New Premises continuing to utilize a portion thereof for such period as is satisfactory to Tenant and such occupant, so long as such use complies with all applicable provisions of the Lease.
          3. New Term. The Term for the New Premises shall commence on the New Commencement Date and expire on July 31,2022 (“New Term”).

          4. Terms and Conditions. During the New Term, all terms and conditions of the Existing Lease, as modified hereby, shall be applicable to and govern the leasing of the New Premises.
          5. Fixed Rent for New Premises.
               (A) The Fixed Rent for the New Premises (which includes a two and one half (2 ½%) percent cumulative increase in lieu of porter’s wage and/or operating expense escalation) shall be as follows:

Period	Fixed Rent Per Annum
New Commencement Date – February 29, 2008	$678,900.00
March 1, 2008 – February 28, 2009	$695,872.50
March 1, 2009 – February 28, 2010	$713,269.31
March 1, 2010 – February 28, 2011	$731,101.05
March 1, 2011 – February 29, 2012	$749,378.57
March 1, 2012 – February 28, 2013	$814,504.53
March 1, 2013 – February 28, 2014	$834,867.15
March 1, 2014 – February 28, 2015	$855,738.83
March 1, 2015 – February 29, 2016	$877,132.30
March 1, 2016 – February 28, 2017	$899,060.60
March 1, 2017 – February 28, 2018	$967,928.62
March 1, 2018 – February 28, 2019	$992,126.83
March 1, 2019 – February 29, 2020	$1,016,930.00
March 1, 2020 – February 28, 2021	$1,042,353.25
March 1, 2021 – February 28, 2022	$1,068,412.08
March 1, 2022 – July 31, 2022	$1,095,122.38
               (B) Provided the Lease is in full force and effect and Tenant is not in default thereunder beyond any applicable notice and grace period, the Fixed Rent for the New Premises shall abate completely for the first two months of the New Term and shall abate by $28,287.50 for each of the ensuing six months of the New Term.
               (C) Notwithstanding anything to the contrary contained herein, the Fixed Rent and additional rent for the New Premises, as set forth in this Agreement, is in addition to all Fixed Rent and additional rent currently and hereafter payable by Tenant with respect to the Current Premises.
          6. Modified and/or Deleted Provisions.
               The Lease is hereby modified to provide that, in connection with the leasing of the New Premises pursuant to this Agreement:
               (A) “Base Tax Year” shall mean calendar year 2007 and, therefore, “Base Year Taxes” shall mean the average of the Real Estate Taxes as finally determined for the tax fiscal years July 1, 2006 – June 30, 2007 and July 1, 2007 – June 30, 2008;

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               (B) “Subsequent Tax Year” shall mean any tax fiscal year commencing on or after July 1, 2007 all or any part of which is within the New Term;
               (C) “Tenant’s Proportionate Share” shall mean 1.265%;
               (D) “Rent Commencement Date” shall mean the date which is two months following the date on which the New Term commences;
               (E) Subject to the terms and conditions of Article 42 of the Existing lease, Tenant may utilize all of the electrical capacity presently serving the New Premises (1200 amps @ 208/110) without any charge for any excess capacity presently set forth in subsection (A) of Article 42;
               (F) The amount of the Security Deposit is increased by $250,000.00. Simultaneously with the execution and delivery of this Agreement by Tenant, Tenant has delivered its check, subject to collection, in the amount of $250,000.00 (“Cash Security Deposit”). Within one (1) year after the date of this Agreement, Tenant will deliver to Landlord an amendment to the existing Letter of Credit which constitutes the Security Deposit under the Existing Lease, in form and substance complying with the applicable provisions of the Existing Lease and otherwise reasonably satisfactory to Landlord, increasing the present amount of such Letter of Credit by $250,000.00, whereupon Landlord will return the Cash Security Deposit to Tenant;
               (G) The first sentence of Article 73 of the Existing Lease hereby is modified to permit Tenant to conduct meet-me-room operations in the New Premises (but not the Current Premises) solely as an adjunct of Tenant’s meet-me-room operations in its ground floor space at the Building. The “Percentage Rent” provisions of Article 71 of the Existing Lease shall be applicable to any such operations, provided, that the New Premises and the Current Premises shall be treated as a single facility for purposes of applying the terms of Article 71;
               (H) Subsections (D), (E), (F) and (G) of Article 37 and Articles 40, 41, 50 (other than the last sentence of the first paragraph thereof), 66 and 68 of the Existing Lease shall be inapplicable to the leasing of the New Premises pursuant to this Agreement;
               (I) All references to “Article 69” in the 2003 Amendment hereby are changed to “Article 74”; and
               (J) The New Premises shall be leased to the Tenant in its “as is” condition on the New Commencement Date and Landlord shall not be required to perform any work to prepare the New Premises for Tenant’s occupancy.
          7. Extension of Term of Existing Lease.
               (A) The Term of the Existing Lease (with respect to the Current Premises and the New Premises) hereby is extended for the period from January 1, 2016 through July 31, 2022 (“Current Premises Extended Term”), so that the Expiration Date for the leasing of the Current Premises (and the New Premises) shall be July 31, 2022, unless sooner terminated pursuant to the terms and conditions of the Lease.

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               (B) The terms and conditions of the leasing of the New Premises shall be as hereinbefore set forth in this Agreement.
               (C) During the Current Premises Extended Term, the Current Premises shall be leased to Tenant upon and subject to all terms and conditions of the Existing Lease, as modified hereby (including without limitation, the Base Tax Year and Base Year Taxes, as currently applicable), except that the Fixed Rent for the Current Premises during the Current Premises Extended Term shall be as follows:

Period	Fixed Rent per annum
January 1 – December 31, 2016	$1,282,584.55
January 1 – December 31, 2017	$1,314,649.16
January 1 – December 31, 2018	$1,347,515.39
January 1 – December 31, 2019	$1,381,203.28
January 1 – December 31, 2020	$1,415,733.36
January 1 – December 31, 2021	$1,451,126.69
January 1 – July 31, 2022	$1,487,404.86
               (D) The Fixed Rent and additional rent payable under the Existing Lease, as amended hereby, for the Current Premises shall be in addition to all Fixed Rent and additional rent currently and hereafter payable by Tenant under the Existing Lease, as amended hereby, with respect to the New Premises.
               (E) At the inception of the Current Premises Extended Term, the Current Premises shall be leased to Tenant in its “as is” condition on January 1, 2016 and Landlord shall not be required to perform any work to prepare the Current Premises for Tenant’s continued occupancy.
          8. Full Force and Effect. Except as modified by this Agreement, the Existing Lease and all covenants, agreement, terms and conditions thereof shall remain in full force and effect and the Existing lease, as so modified, hereby is ratified, confirmed and approved.
          9. Binding Effect. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.
          10. Brokerage. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent, other than Williams Real Estate Co. Inc. (“ Williams”), in connection with the consummation of this Agreement. Landlord agrees to pay a commission to Williams pursuant to a separate agreement. Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and liability for any commission or other compensation claimed by any other broker or agent (other than Williams) with respect to this Agreement.
          11. Changes. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

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          12. Landlord’s Execution and Delivery of Agreement. Landlord’s preparation and submission of this Agreement to Tenant shall not constitute Landlord’s offer to execute and exchange the same with Tenant. This Agreement shall not be binding in any respect upon Landlord until a counterpart hereof is executed by Landlord and delivered to Tenant. Tenant acknowledges and agrees that Landlord does not intend to execute this Agreement unless and until an agreement terminating the existing lease of the New Premises (“Termination Agreement”) is unconditionally executed and exchanged and all necessary consents thereto and other conditions precedent to the effectiveness of the Termination Agreement have been satisfied or waived. Tenant, therefore, agrees that it will have no right to withdraw the offer represented by its execution and delivery of this Agreement until March 7, 2007 (or, in any event, after this Agreement is executed by Landlord and delivered to Tenant’s attorneys). If Landlord has not delivered an executed counterpart of this Agreement to Tenant’s attorneys by the close of business on March 7, 2007, then, at any time thereafter prior to Landlord’s delivery of an executed counterpart of this Agreement, Tenant shall have the right to withdraw its execution of this Agreement upon notice to Landlord, in which event this Agreement shall be void and of no effect and neither party shall have any further rights or obligations pursuant hereto (except pursuant to Paragraph 10 hereof).
          13. Tenant hereby warrants and represents that it has no knowledge, as of the date hereof, of Landlord being in default in the performance of any of its obligations under the Existing Lease, as amended by this Agreement.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

60 HUDSON OWNER LLC

By:	Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel Kenneth Carmel, Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Charles Wiesnhart
	Name:	Charles Wiesnhart
	Title:	CFO & VP Finance

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Charles Wiesnhart
	Name:	Charles Wiesnhart
	Title:	CFO & VP Finance

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AMENDMENT OF LEASE
     AGREEMENT dated as of October 29, 2004 (but expressly deemed effective as of September 1, 2004) between HUDSON TELEGRAPH ASSOCIATES, L.P. (formerly known as Hudson Telegraph Associates), a New York limited partnership, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Landlord”), and FIBERNET EQUAL ACCESS, LLC, a New York limited liability company, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS:
     A. Landlord and Local Fiber, LLC, Tenant’s predecessor, entered into an agreement of lease dated as of February 17, 1998, as amended by agreements dated as of January 1, 2001 (the “2001 Amendment”) and December 4, 2003 (as so amended, the “Existing Lease”)(the tenant’s interest in which is presently held by Tenant), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the nineteenth (19th) floor more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York, the Expiration Date of which Existing Lease is currently December 31, 2015; and
     B. Landlord and Tenant wish to amend the Existing Lease as set forth herein, effective as of September 1, 2004.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, Landlord and Tenant agree that the Existing Lease is hereby modified as follows:
     1. All defined terms used herein shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Agreement and as the same may be hereafter amended, is hereinafter referred to as the “Lease.”
     2. The Fixed Rent, as originally set forth in Paragraph 3 of the 2001 Amendment, is revised to be $1,251,302.00 per annum throughout the balance of the Term from and after September 1, 2004.
     3. Article 71 of the Existing Lease is hereby amended to change “twenty (20%) percent” in the two places where it occurs to “twelve (12%) percent,” the effect of which is to reduce the percentage on which Percentage Rent is based to twelve (12%) percent, effective from and after September 1, 2004.
     4. Except as modified by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so modified, is hereby ratified and confirmed. Specifically, Tenant hereby ratifies the amendment dated as of December 4, 2003 (which was mistakenly executed by FiberNet Telecom Group, Inc., Tenant’s parent, rather than Tenant) and agrees to be bound by such amendment as if Tenant had executed and delivered it.
     5. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.
     6. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent, other than Williams Real Estate Co. Inc., in connection with the consummation of this Agreement. Landlord agrees to pay a commission to Williams Real Estate Co. Inc. pursuant to a separate agreement. Tenant covenants and agrees to indemnify

Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and liability for any commission or other compensation claimed by any other broker or agent (other than Williams Real Estate Co. Inc.) with respect to this Agreement.
     7. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     8. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery hereof.
     9. Tenant hereby warrants and represents that it has no knowledge, as of the date hereof, of Landlord being in default in the performance of any of its obligations under the Existing Lease, as amended by this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES, L.P.

By:	Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel Name: Kenneth Carmel, Manager

FIBERNET EQUAL ACCESS, LLC
By:	/s/ Jon A. Deluca
	Name:	Jon A. Deluca
	Title:	Senior Vice President — Finance Chief Financial Officer

By its execution below, the undersigned acknowledges its agreement to be bound by this Agreement and the Existing Lease jointly and severally with Tenant.

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. Deluca
	Name:	Jon A. Deluca
	Title:	Senior Vice President — Finance Chief Financial Officer

AMENDMENT OF LEASE
          This Amendment of Lease (this “Agreement”), dated as of the 4th day of December, 2003, by and between HUDSON TELEGRAPH ASSOCIATES, L.P. (formerly known as Hudson Telegraph Associates), a New York limited partnership, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Owner” or “Landlord”) and FIBERNET TELECOM GROUP INC., a Delaware corporation, having an address at 570 Lexington Avenue, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
          WHEREAS:
     A. Landlord and Fibernet Telecom, Inc. (the “Original Tenant”) entered into that certain lease dated February 17, 1998 (the “Existing Lease”), pursuant to which the Original Tenant leased from Landlord a portion of the twelfth (19th) floor (the “Premises”) in the building known as 60 Hudson Street, New York, New York (the “Building”);
     B. Landlord and Tenant wish to amend the Existing Lease to provide for condenser water service to the Premises.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, Landlord and Tenant agree that the Existing Lease is hereby amended as follows:
     1. All terms contained in this Agreement shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease as amended by this Agreement and as the same may be hereafter amended.
     2. The Existing Lease is hereby amended by adding the following Article 69 thereto:

“69 Condenser Water
          (A) Landlord approves, subject to Tenant’s compliance with all applicable provisions of the Lease, Tenant’s connection of the 40-ton water-cooled supplemental air conditioning system presently in the Premises (the “Supplemental System”) to the Building’s condenser water system. Tenant will retain a building approved contractor to perform such work in accordance with plans approved by Landlord and will pay such contractor directly for the cost thereof. Prior to connection of the Supplemental System, Tenant will pay Landlord a one-time tap-in fee of $5,000.00. Subject to all applicable provisions of the Lease (including specifically, but without limitation, Article 27 and Section 29(f)), Landlord agrees to reserve for Tenant’s use the condenser water necessary to operate the Supplemental System.
          (B) Tenant shall pay Landlord a charge in the initial amount of $40,000.00 (or $1,000.00 per ton) per annum (“Condenser Water Charge”) for condenser water reserved for Tenant’s use pursuant to Section (A) hereinabove. Landlord shall pro-rate the Condenser Water Charge for the period from July 30, 2003 to December 31, 2003. On January 1, 2004, and on each January 1 thereafter throughout the Term, the Condenser Water Charge will increase by two and one-half (2-1/2%) percent of the Condenser Water Charge in effect on the immediately preceding day. The Condenser Water Charge shall be paid in twelve (12) equal monthly installments, on the first day of each month during the Term, as additional rent.
          (C) Tenant shall, at its expense, make all necessary repairs and perform all necessary maintenance work to maintain the Supplemental System in working order and condition and will deliver the Supplemental System in good working order upon the expiration or earlier termination of this lease.”
     3. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease, their respective assigns.
     4. Except as amended by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so amended, is hereby in all respects ratified and confirmed.
     5. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Williams Real Estate Co. Inc. (the “Broker”) and Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability for any commission or other compensation claimed by any broker or agent (other than the Broker) with respect to this Agreement.
     6. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     7. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES, L.P.

By:	Sixty Hudson Management LLC, general partner

	By:	/s/ Kenneth Carmel Name: Kenneth Carmel Manager

FIBERNET TELECOM GROUP, INC.
By:	/s/ Jon A. Deluca
	Name:	Jon A. Deluca
	Title:	SVP-Finance, CFO

Hudson Telegraph Associates, L.P.
c/o Williams Real Estate Co. Inc.
380 Madison Avenue
New York, New York 10017-2513
January 1, 2001
Local Fiber, LLC
570 Lexington Avenue, Third Floor
New York, New York 10022

FiberNet Telecom Group, Inc.
570 Lexington Avenue, Third Floor
New York, New York 10022

FiberNet Equal Access, LLC
570 Lexington Avenue, Third Floor
New York, New York 10022
Re:	Lease covering space on the 19th floor of the building known as 60 Hudson Street in New York, New York (the “Building”) dated as of February 17, 1998 (the “Existing Lease”) between Hudson Telegraph Associates (now known as Hudson Telegraph Associates, L.P.), as landlord (“Landlord”) and Local Fiber, LLC, as tenant (“Tenant”)
Gentlemen:
     Landlord has received a request by Tenant for Landlord’s consent to (i) the assignment of the Existing Lease to and assumption of the Existing Lease by FiberNet Telecom Group, Inc., a Delaware corporation (“Assignee”), and (ii) immediately after the execution and exchange by Assignee and Landlord of an amendment to the Existing Lease (the “Amendment”) to be executed and exchanged immediately after the Assignment, the assignment to FiberNet Equal Access, LLC (“2nd Assignee”) of the Existing Lease, as amended by the Amendment (the Existing Lease, as amended by the Amendment and as the same may be hereafter amended, being hereinafter referred to as the “Lease”). Subject to the terms and conditions hereinafter set forth, Landlord hereby consents to the assignment of the Existing Lease and subsequent assignment of the Lease as aforesaid pursuant to the agreements annexed hereto as Schedules A (the “Assignment”) and B (the “Second Assignment”), respectively.
     Such consent shall have no effect on the provisions of the Lease and shall not constitute a waiver of any breach of the performance of the tenant’s obligations thereunder. Neither the Assignment, the Second Assignment or this agreement shall release Tenant from any of its obligations under the Lease. Pursuant to the Assignment, Assignee has assumed all of the tenant’s obligations under the Lease as if it had been the original tenant thereunder, and neither the Second Assignment nor this agreement shall release Assignee from any of such obligations. Pursuant to the Assignment, 2nd Assignee has assumed all of the tenant’s obligations under the Lease as if it had been the original tenant thereunder. Consequently, from and after the consummation of the contemplated assignments, Tenant, Assignee and 2nd Assignee shall be jointly and severally liable for all of the obligations of the tenant under the Lease.

     This consent shall not, without limitation, constitute:
           A. Landlord’s consent to any further assignment of the Lease or any sublease of all or any part of the premises demised thereunder (the “Premises”);
           B. Landlord’s consent to the performance of any work in and to the Premises, except after compliance and in accordance with all applicable provisions of the Lease and the Building rules and regulations governing tenant alterations;
           C. A construction or an acknowledgement of the accuracy of any recital or statement set forth in the Lease, the Assignment or the Second Assignment; or
           D. Any limitation on the right of Landlord to agree with the then-Tenant to modify the Lease. Tenant, Assignee and 2nd Assignee hereby acknowledge and agree that, as amended by the Amendment, the Lease provides that any modification of the Lease entered into between Landlord and Assignee or 2nd Assignee or any affiliate of Assignee or 2nd Assignee (including Tenant) shall be fully binding on any predecessor in title whether or not made with the consent of or notice to such predecessor.
     Tenant, Assignee and 2nd Assignee hereby represent that true and complete copies of the Assignment, the Second Assignment and all other documents between Tenant, Assignee and/or Second Assignee relating to the Lease or the Premises have been delivered to Landlord.
     Tenant, Assignee and 2nd Assignee acknowledge and agree that they are all fully jointly and severally liable for all of the tenant’s obligations under the Lease whether accruing before or after the effective date of the Assignment and Second Assignment as if each of them had been the signatory to the Existing Lease, the Amendment and any future amendments.
Please confirm your agreement with the foregoing by signing and returning copies hereof.

HUDSON TELEGRAPH ASSOCIATES, L.P.
By:	Sixty Hudson Management LLC

/s/ Kenneth Carmel
Name: Kenneth Carmel
Manager

AGREED TO: LOCAL FIBER, LLC.
By:	/s/ Michael Liss
	Name:	Michael Liss
	Title:	President
(signatures continued)

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael Liss
	Name:	Michael Liss
	Title:	President

FIBERNET EQUAL ACCESS, LLC.
By:	/s/ Michael Liss
	Name:	Michael Liss
	Title:	President

EXHIBIT A
ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF LEASE

The parties agree as follows:

Dates Parties

Assignor: Local Fiber, LLC
Address: 570 Lexington Ave. New York, NY10022

Assignee: FiberNet Telecom Group, Inc.
Address: 570 Lexington Ave., New York, NY 10022

If there are more than one Assignor or Assignee, the words "Assignor" and "Assignee" shall include them.

Lease assigned:

The Lease which is assigned herein is indentified as follows:
Landlord Hudson Telegraph Associates, L.P.
Tenant Local Fiber, LLC
Date Feb. 17, 1998 Premises: 60 Hudson St., 19th Floor

(This Lease was recorded on in the office of the of the County of in liber of conveyances, at page

Consideration: Assignor has received One dollar ($ 1.00) dollars and other good and valuable consideration for this Assignment.

Assignment: As of: January 1, 2001 Assignor assigns to the Assignee all the Assignor's right, title and interest in a) the Lease and b) the security deposit, if any, stated in the Lease.

Assumption: As of: January 1, 2001 Assignee agrees to pay the rent promptly and perform all of the terms of the Lease as of the date of this Assignment. Assignee assumes full responsibility for the Lease as if Assignee signed the Lease originally as Tenant.

Indemnity: Assignee agrees to indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the Assignor may incur arising out of the Lease.

Benefit to landlord: Assignee agrees that the obligations assumed shall benefit the landlord named in the Lease as well as the Assignor.

Assignor's statements: Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgments, executions, liens, taxes and assessments.

Assignee's statement: Assignee states that Assignee has read the Lease and has received the original or an exact copy of the Lease.

Successors. This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.

Margin headings: The margin headings are for convenience only.

Signatures: The Assignor and Assignee have signed this Assignment as of the date at the top of the first page.

ASSIGNOR Local Fiber, LLC

Name: Michael Liss Title: Presiden

WITNESS

ASSIGNEE FiberNet Telecom Group

Name: Michael Liss Title: Presider

ASSIGNMENT AND ASSUMPTION OF LEASE The parties agree as follows: Local fiber, LLC 570 Lexington Ave. New York, NY 10022 FiberNet Telecom Group, Inc. 570 Lexington Ave., New York, NY 10022 Hudson Telegraph Associate, L.P. Local Fiber, LLC Feb. 17, 1998 60 Hudson St., 19th floor One Dollar WITNESS As of January 1, 2001 Name: Michael Liss Title: President FiberNet Telecom Group

EXHIBIT B
SECOND ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF LEASE

The parties agree as follows:

Dates Parties

Assignor: FiberNet Telecom Group, Inc.
Address: 570 Lexington Ave., New York, NY 10022
Assignee: FiberNet Equal Access, LLC
Address: 570 Lexington Ave., New York, NY 10022

If there are more than one Assignor or Assignee, the words "Assignor" and "Assignee" shall include them.

Lease assigned: The Lease which is assigned herein is indentified as follows:
Landlord: Hudson Telegraph Associates, L.P.
Tenant: FiberNet Telecom Group, Inc. (as assignee from Local Fiber, LLC)
Date: Feb. 17, 1998, Premises: 60 Hudson St. 19th floor
as amended as of January 1, 2001
(This Lease was recorded on in the office of the of the County of in liber of conveyances, at page .)

Consideration: Assignor has received One dollar ($ 1.00) dollars and other good and valuable consideration for this Assignment.

Assignment: As of: January 1, 2001 Assignor assigns to the Assignee all the Assignor's right, title and interest in a) the Lease and b) the security deposit, if any, stated in the Lease.

Assumption: As of: January 1, 2001 Assignee agrees to pay the rent promptly and perform all of the terms of the Lease as of the date of this Assignment. Assignee assumes full responsibility for the Lease as if Assignee signed the Lease originally as Tenant.

Indemnity: Assignee agrees to indemnify and hold Assignor harmless from any legal actions, damages and expenses, including legal fees that the Assignor may incur arising out of the Lease.

Benefit to landlord: Assignee agrees that the obligations assumed shall benefit the landlord named in the Lease as well as the Assignor.

Assignor's statements: Assignor states that Assignor has the right to assign this Lease and that the premises are free and clear of any judgments, executions, liens, taxes and assessments.

Assignee's statements: Assignee states that Assignee has read the Lease and has received the original or an exact copy of the Lease.

Successors: This assignment is binding on all parties who lawfully succeed to the rights or take the place of the Assignor or Assignee.

Margin headings: The margin headings are for convenience only.

Signatures: The Assignor and Assignee have signed this Assignment as of the date at the top of the first page.

ASSIGNOR FiberNet Telecom Group, I

[signature]

Name: Michael Liss Title: President

WITNESS

ASSIGNEE FiberNet Equal Access, LI

[signature]

President

ASSIGNMENT AND ASSUMPTION OF LEASE The parties agree as follows: FiberNet telecom Group, Inc. 570 Lexington Ave., New York, NY 10022 FiberNet Equal Access, LLC 570 Lexington Ave., New York, NY 10022 Hudson Telegraph Associates, L.P. FiberNet Telecom Group, Inc. (as assignee from Feb. 17, 1998, 60 Hudson ST. 19th floor as amended as of January 1, 2001 One dollar as of: January 1, 2001 WITNESS ASSIGNOE FiberNet Telecom Group, I Name: Michael Liss Title: President Assignee FiberNet Equal Access. II

ACKNOWLEDGMENT IN NEW YORK STATE (RPL 309-a)

State of New York, County of ss.:

On before me, the undersigned, personally appeared Michael Liss

(signature and office of individual taking acknowledgment)

ACKNOWLEDGMENT OUTSIDE NEW YORK STATE (RPL 309-b)

State of **County of** ss.:

On before me, the undersigned, personally appeared

personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in

(insert city or political subdivision and state or county or other place acknowledgment taken)

(signature and office of individual taking acknowledgment)

ACKNOWLEDGMENT BY SUBSCRIBING WITNESS(ES)

State of
County of ss.:

On before me, the undersigned, personally appeared Michael Liss the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he/she/they reside(s) in *(if the place of residence is in a city, include the street and street number, if any, thereof)*;

that he/she/they know(s)

to be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were) present and saw said execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.

(☐ *if taken outside New York State insert city or political subdivision and state or country or other place acknowledgment taken*) And that said subscribing witness(es) made such appearance before the undersigned in

(signature and office of individual taking acknowledgment)

Assignor

Assignee

Assignment of Lease

with Assumption

Dated, January 1, 2001

State of New York, County of On before me the undersigned, personally appeared Michael Liss Dated, January 1, 2001

AMENDMENT OF LEASE
     AGREEMENT dated as of this 1st day of January, 2001 between HUDSON TELEGRAPH ASSOCIATES, L.P. (formerly known as Hudson Telegraph Associates), a New York limited partnership, having an office c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017-2513 (“Landlord”), and FIBERNET TELECOM GROUP, INC., a Delaware corporation, having an address at 570 Lexington Avenue, Third Floor, New York, New York 10022 (“Tenant”).
W I T N E S S E T H:
     WHEREAS:
     A. Landlord and Local Fiber, LLC, Tenant’s predecessor, entered into an agreement of lease dated as of February 17, 1998 (the “Existing Lease”)(the tenant’s interest in which was assigned to Tenant immediately prior to the execution and delivery of this Agreement), pursuant to which Landlord now leases to Tenant and Tenant now leases from Landlord a portion of the nineteenth (19th) floor more particularly described in the Existing Lease in the building known as 60 Hudson Street, New York, New York (“Building”), the Expiration Date of which Existing Lease is currently July 31, 2008; and
     B. Landlord and Tenant wish to extend the Existing Lease and to make certain other changes thereto as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, Landlord and Tenant agree that the Existing Lease is hereby modified as follows:
     1. All defined terms used herein shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Agreement and as the same may be hereafter amended, is hereinafter referred to as the “Lease.”
     2. The Term of the Existing Lease is extended until December 31, 2015, which is the new “Expiration Date” under the Lease. The period beginning on January 1, 2001 and expiring on the new Expiration Date (i.e., December 31, 2015) is sometimes referred to herein as the “Extended Term.” All covenants, agreements, terms and conditions contained in the Existing Lease shall continue to apply during the Extended Term except as modified herein. Landlord and Tenant, having made due investigation to their mutual satisfaction, mutually acknowledge and agree (although without representation or warranty of any kind) that, for the purposes of the Lease, the demised premises is deemed to contain 15,239 rentable square feet (of which 1,786 rentable square feet is located on the set-back).
     3. Section 41(B) of the Existing Lease is hereby deleted in its entirety. During the Extended Term, the Fixed Rent (which includes an annual cumulative two and one-half (2-1/2%) percent increase intended to reimburse Landlord for anticipated increases in Building operating expenses in lieu of the porters’ wage and utility expense escalation provided for in the Existing Lease) shall be as follows:

Period	Fixed Rent (per annum)
1/1/01 – 12/31/01	$914,340.00
1/1/02 – 12/31/02	$937,198.50
1/1/03 – 12/31/03	$960,628.46

Period	Fixed Rent (per annum)
1/1/04 – 12/31/04	$984,644.17
1/1/05 – 12/31/05	$1,009,260.20
1/1/06 – 12/31/06	$1,110,686.70
1/1/07 – 12/31/07	$1,138,453.80
1/1/08 – 12/31/08	$1,166,915.10
1/1/09 – 12/31/09	$1,196,087.90
1/1/10 – 12/31/10	$1,225,990.00
1/1/11 – 12/31/11	$1,332,834.70
1/1/12 – 12/31/12	$1,366,155.50
1/1/13 – 12/31/13	$1,400,309.30
1/1/14 – 12/31/14	$1,435,317.00
1/1/15 – 12/31/15	$1,471,199.90
     4. Effective as of January l, 2001, and for the entire Extended Term,
          (a) The “Base Tax Year” shall mean the tax fiscal year July 1, 2000 – June 30, 2001.
          (b) “Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the Base Tax Year.
          (c) “Subsequent Tax Year” shall mean any tax fiscal year commencing on or after July 1, 2001.
          (d) Article 40 of the Existing Lease shall not apply.
          (e) The Fixed Rent for the Set-Back Space during the Extended Term is included in the Fixed Rent provided for in Paragraph 3 above and therefore the second sentence of Article 68 is deleted as of January 1, 2001.
     5. Effective as January 1, 2001, the Existing Lease is amended in the following respects:
          (a) Landlord’s standard charge under Section 42(A) for additional current is, as of January 1, 2001, $250.00 per amp for 208 volt service.
          (b) (i) The amount of the Security Deposit is increased to five hundred thirty-three thousand three hundred sixty-five ($533,365.00) dollars.
               (ii) Landlord requires that the Security Deposit take the form of a Letter of Credit, and therefore Article 60 of the Existing Lease is deleted and the following is substituted therefor:
“60. Security Deposit
     (A) As a replacement for the one hundred sixty-eight thousand one hundred sixty-two and 50/100 ($168,162.50) dollar Security Deposit required by Article 34, Tenant shall deliver as the Security Deposit an irrevocable letter of credit (the “Letter of Credit”) in the amount of the increased Security Deposit (i.e., five hundred thirty-three thousand three hundred sixty-five

($533,365.00) dollars issued by a New York City commercial bank acceptable to Landlord in its sole discretion and in the form of the letter of credit annexed to the Existing Lease as Exhibit B, to be held by Landlord as the Security Deposit in accordance with Article 34 and this Article. The Letter of Credit shall (i) initially expire not less than one (1) year from the date of issuance, (ii) provide for automatic renewals for periods of not less than one (1) year, (iii) be presentable and payable in Manhattan, and (iv) have a final expiration date not less than three (3) months after the Expiration Date. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this lease that is not cured within any applicable notice and/or cure period, Landlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this lease and retain the balance for the Security Deposit. Landlord agrees to give an accounting to Tenant regarding the application of any such proceeds. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit and retain the proceeds for the Security Deposit if Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, or if Landlord shall have applied any portion of any cash Security Deposit, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit. In addition, at any time that Landlord is holding cash as the Security Deposit, Landlord may demand by notice to Tenant that Tenant provide a Letter of Credit in the total amount of the required Security Deposit (upon receipt of which Landlord will deliver the cash security to Tenant), and if Tenant fails to provide such Letter of Credit within thirty (30) days after such demand is given, Landlord may itself arrange for the issuance thereof, using the cash security it is then holding, and Tenant shall upon demand reimburse Landlord, as additional rent, for the amount by which the cost thereof, including fees and other reasonable costs of issuance, exceeds the cash security being held by Landlord. Tenant’s failure to comply with the provisions of this Article will entitle Landlord to exercise all the same remedies as are available in the event of a default in the payment of Fixed Rent.”
               (iii) Tenant has asked Landlord and Landlord has agreed initially to accept an additional cash Security Deposit while Tenant is in the process of obtaining the issuance of a Letter of Credit as above required. Therefore, simultaneously with its execution and delivery of this Agreement, Tenant has delivered to Landlord its check, subject to collection, in the amount of $359,969.87, which is the difference between the amount presently held by Landlord (i.e., $168,162.50 + $5,232.63 interest = $173,395.13) and the required amount of the Security Deposit. Promptly after receipt of the Letter of Credit as above required, Landlord will return to Tenant the entire cash Security Deposit then held by Landlord. Tenant agrees that failure to provide the Letter of Credit within ninety (90) business days after the date of the execution and exchange of this Agreement will constitute an immediate default entitling Landlord, to exercise all of its available rights and remedies under the Lease.
          (c) Article 64 of the Existing Lease is deleted and the following is substituted therefor:
“64. Interconnections
     (A) Subject to Landlord’s prior approval, which will not be unreasonably withheld, Tenant shall have the right to install and run both vertical and horizontal communication interconnections, within conduit or in a cable tray only, provided that such installation is performed in accordance with all applicable Laws and the relevant provisions of this lease including, without limitation, Articles 3, 6 and 54 and in accordance with plans and specifications previously approved by Landlord. Prior to any cable pulls being installed through any conduits running through other tenant spaces, Tenant shall present a copy of an agreement between Tenant and such other tenant (reasonably satisfactory to Landlord) whereby such other tenant consents to Tenant making the proposed connection or other installation.
     (B) All interconnections shall conform to the following specifications:
          (1) The conduit shall be supported a minimum of every 10 linear feet.
          (2) The conduit shall be tagged each 15 linear feet, with letters a minimum of 2-1/2 inches in height, as required by Landlord in its approval letter.
          (3) All penetrations of fire-rated partitions or slabs shall be fire-stopped with a UL approved material of equal or greater rating.
          (4) Tenant shall inform the building manager on completion of the installation for final inspection and approval.
          (5) Tenant’s sub-contractor must coordinate all work with the building manager and other tenants affected by the work.
          (6) All conduit shall be rigid conduit or elastic metal tubing. Tenant acknowledges that the use of any other type of conduit is inherently risky, particularly in an environment, like the Building, that has very numerous conduit runs and that will have many more. If, however, Tenant requests, and Landlord permits, plastic flexible conduit (which will be permitted, if at all, only for fiber cable), then Tenant acknowledges that such installation will be at Tenant’s sole risk, and Tenant hereby agrees to indemnify Landlord and its partners, and the respective directors, officers, agents and employees of Landlord and its partners (collectively, the “Landlord Parties”), and to hold the Landlord Parties harmless, against and from all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of any claim arising from the installation and/or use of any such conduit or any damage resulting to any cable installed therein, whether or not arising in whole or in part from the negligence of any Landlord Party.
     (C) Whether Tenant makes use of an existing means of interconnection in the Building or installs a new means of interconnection, Tenant shall pay an annual charge (the “Interconnection Charge”), payable in equal monthly installments along with monthly installments of Fixed Rent, which, for each interconnection, shall be the standard Building charge in effect as of the date of the installation of that particular interconnection. The present Building standard charge is $400.00 per 100 linear feet (or part thereof) per annum, and such charge shall therefore apply to all interconnections existing as of the date of this Agreement. The Interconnection Charge, once established for a particular interconnection, shall increase by four (4%) percent per annum on a cumulative basis on January 1, 2002 and on each January 1 thereafter throughout the Term.
     (D) Landlord agrees that interconnections in existence as of the date of this Agreement (“Old Interconnections”) shall not be subject to the Interconnection Charge. Instead, Old Interconnections shall continue to be subject to the charges applicable thereto prior to the execution of this Agreement. The Interconnection Charge shall be effective as to new interconnections as of the date of Landlord’s approval of the applicable installation. If this lease is renewed, such charges during the renewal term (with respect both to Old Interconnections and all other interconnections) may, at Landlord’s option, be increased to those then generally prevailing in the Building.”
               (d) Section 44(H) is amended to read as follows:

               “(H) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant’s prior consent, without thereby terminating Tenant’s liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant; provided, however, that if the assignee that enters into the modification with Landlord is FiberNet Equal Access, LLC or FiberNet Telecom Group, Inc. or any affiliate of either thereof (collectively, a “FiberNet Affiliate”), such modification shall be fully binding on any FiberNet Affiliate predecessor in title whether or not made with the consent of or notice to such predecessor.”
          (e) The following are added as Articles 69, 70, 71, 72 and 73:
“69. Set-Back Area
     If the demised premises or any part thereof are located on a floor that contains a set-back area, Tenant acknowledges that Landlord shall have the right, without compensation to Tenant and without reduction in the Fixed Rent or additional rent payable hereunder, to place equipment, or to permit other Building occupants to place equipment, on the set-back area adjacent to Tenant’s premises so long as such equipment is placed in compliance with Law and does not interfere with Tenant’s business operations in the demised premises. The preceding sentence does not apply to the Set-Back Space.
70. Landlord’s Exercise of Self-Help
     Any reservation of a right by Landlord to enter upon the demised premises and to make or perform any repairs, alterations, or other work in, to, or about the demised premises that, in the first instance, is Tenant’s obligation pursuant to this lease, shall not be deemed to (a) impose any obligation on Landlord to do so; (b) render Landlord liable to Tenant or to any third party for Landlord’s failure to do so; or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided in this lease.
71. Percentage Rent
     (A) During and for each calendar year or portion thereof during the Term, commencing as of January 1, 2001, Tenant shall pay percentage rent (“Percentage Rent”) equal to twenty (20%) percent of the total amount of the actual fees (“Interconnect Fees”) charged by Tenant or any of its affiliates or licensees for making any communications connection (but not including an Old Interconnection) between a location within the demised premises and a location outside the demised premises that does not go to or through the cross-connect facility (“Meet-Me Room”) potentially to be located on the ground floor of the Building and presently under discussion between Tenant’s affiliate and Landlord. Tenant shall, and shall cause its affiliates and licensees to, record all Interconnect Fees in a commercially reasonable manner at the time received. Tenant shall keep at the demised premises or at Tenant’s executive offices within the New York metropolitan area a full and accurate set of books and records adequately showing the amount of Interconnect Fees, consisting at least of such records as would normally be examined by an independent accountant pursuant to generally accepted auditing standards in performing an audit of Tenant’s receipts. Such books and records shall be kept in accordance with generally accepted accounting principles and practices and shall be retained by Tenant for a period of not less than three (3) years following the end of the calendar year to which they have reference. Attached as Exhibit A is an illustration of Tenant’s accounting treatment of Interconnect Fees, which Tenant agrees to follow in a consistent manner throughout the Term. Each statement of Interconnect Fees sent to Landlord shall be conclusive and binding on Landlord three (3) years after receipt thereof, and Tenant may destroy its records relating thereto at the end of said three (3) year period, unless before the expiration of said period Landlord inspects the applicable records and sends Tenant written notice specifying the claimed inaccuracies, in which event Tenant shall retain all applicable records until the final resolution of such dispute. Except with respect to a mortgagee or bona fide prospective purchaser or lessee of the Building, Landlord and its representative shall hold in confidence all information received on any audit, except where such information must necessarily be divulged as a result of litigation or to comply with any applicable legal requirement. If Landlord is conducting an examination and/or audit of Tenant pursuant to this Section, Tenant shall also furnish to Landlord, solely relating to the demised premises, relevant portions of all statements, information, and copies of sales and income tax reports and returns and inventory records and other data evidencing Interconnect Fees.
     (B) Within forty-five (45) days following the end of each calendar quarter of the Term, Tenant shall submit to Landlord an unaudited statement of Interconnect Fees for such calendar quarter certified to be true and correct by the chief financial officer of Tenant, accompanied by Tenant’s payment on account in an amount equal to twenty (20%) percent thereof. Within ninety (90) days after the close of each calendar year, Tenant shall furnish to Landlord a statement certified by the chief financial officer of Tenant setting forth the amount of Interconnect Fees during such calendar year. If the quarterly payments on account made by Tenant with respect to such calendar year exceeded the annual amount required to be paid by Tenant, the excess shall be credited against Tenant’s next due Percentage Rent payment, except for the final year of the Term for which any excess shall be refunded to Tenant. If the quarterly payments on account made by Tenant were less than the annual amount required to be paid by Tenant, the amount of the shortfall shall be paid to Landlord no later than ninety (90) days after the end of each calendar year. All quarterly and annual Interconnect Fees statements to be supplied by Tenant to Landlord shall be in such form and with such detail as Landlord reasonably requires in accordance with industry standards and shall be consistent with Exhibit A. Landlord and/or Landlord’s auditor shall have the right, at any time after ten (10) business days notice, once annually during normal business hours, to inspect and/or audit the records of Tenant relating to Interconnect Fees. If the Interconnect Fees exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord. If Interconnect Fees vary from those reported by three percent (3%) or more, Tenant shall pay Landlord’s cost of inspection and audit and shall pay interest on the shortfall at a rate (the “Shortfall Interest Rate”) equal to two (2%) percent per annum in excess of the “prime rate” or “base rate” of Citibank, N.A. from time to time in effect from the date such Percentage Rent was due until the date paid, which Shortfall Interest Rate shall increase by one (1) percentage point for each percent (rounded to the nearest percent) of variance in excess of three (3%) percent (but in no event shall the Shortfall Interest Rate exceed the maximum rate permitted by applicable law).
72. Real Estate Utility Corporation and Related Taxes
     The parties acknowledge that New York City presently imposes a tax on certain utility and/or telecommunications equipment located in and/or utilized in connection with the demised premises (“REUC Tax”) and that other governmental authorities may hereafter impose similar taxes on such equipment (the REUC Tax and such other taxes being hereinafter collectively called “Utility Taxes”). Tenant agrees to pay all Utility Taxes as and when due and payable, and, on the first days of each August and February during the Term, to furnish Landlord with reasonable substantiation of Tenant’s timely payment of all Utility Taxes.
73. No Meet-Me Room
     Tenant covenants that under no circumstances will it operate a centralized cross-connect facility (i.e., what would be commonly understood as having substantially the functionality of a meet-me room) in the demised premises. Tenant acknowledges and agrees that the covenant set forth in this Article 73 is a material inducement for Landlord to enter into this lease with Tenant and a default hereunder shall be deemed a material default under this lease for which Landlord shall have all of its rights and remedies set forth in this lease and at law. A default hereunder shall also be deemed a default under any other lease between Landlord and Tenant or any affiliate of Tenant for space in the Building. Among any other remedies for any such default permitted by law or the provisions of this lease, Landlord shall be entitled to enjoin Tenant from any violation of such covenants and restrictions. Tenant further covenants that, once the proposed Meet-Me Room is operational, all cross-connections and interconnections under the control of Tenant or its affiliates will be made in, from and to the Meet-Me Room, not including, however, cross-connections between equipment located within the demised premises.”
     6. Except as modified by this Agreement, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and the Existing Lease, as so modified, is hereby ratified and confirmed.
     7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.
     8. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent, other than Williams Real Estate Co. Inc., in connection with the consummation of this Agreement. Landlord agrees to pay a commission to Williams Real Estate Co. Inc. pursuant to a separate agreement. Tenant covenants and agrees to indemnify Landlord from and against all costs, expenses (including reasonable attorneys’ fees) and liability for any commission or other compensation claimed by any other broker or agent (other than Williams Real Estate Co. Inc.) with respect to this Agreement.
     9. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.
     10. The submission of this Agreement to Tenant shall not constitute an offer by Landlord to execute and exchange this Agreement with Tenant and is made subject to Landlord’s acceptance, execution and delivery hereof.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES, L.P.

By:	Sixty Hudson Management LLC

	By:	/s/ Kenneth Carmel Name: Kenneth Carmel, Manager

FIBERNET TELECOM GROUP, INC.
By:	/s/ Michael S. Liss
	Name:	Michael Liss
	Title:	President

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.
Agreement of Lease, made as of this 17th day of February 1998, between HUDSON TELEGRAPH ASSOCIATES, a New York limited partnership, having an address c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017 (“Owner” or “Landlord”) and Local Fiber, LLC, a New York corporation, having an address at 121 Erie Canal Drive, Suite A, Rochester, New York 14626 (“Tenant”) Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the nineteenth (19th) floor as shown hatched on Exhibit A annexed hereto (the “premises” or “demised premises”) in the building known as 60 Hudson Street (the “Building” or “building”), in the Borough of Manhattan, City of New York, for the term (the “Term”) of approximately ten (10) years and eight (8) months, to commence on the date hereof (the “Commencement Date”) and to expire on July 31, 2008 (the “Expiration Date”)(or until such Term shall cease and expire as hereinafter provided), at the fixed annual rental rate (the “Fixed Rent”) of $309,419.00 per annum, subject to adjustment as hereinafter provided, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first                      monthly installment(s) on the execution hereof (unless this lease be a renewal).
     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent
     1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy
     2. Tenant shall use and occupy demised premises for general office purposes, and, to the extent permitted by the certificate of occupancy for the Building, for telecommunications facilities and ancillary uses, and for no other purpose.
Tenant Alterations:
     3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvement, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance, as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or material furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by the Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner, at Tenant’s expense.
Maintenance and Repairs:
     4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or non-structural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exists) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.
Window Cleaning:
     5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Law, Fire Insurance, Floor Loads:
     6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under the lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.
Subordination:
     7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.
Property Loss, Damage Reimbursement Indemnity:
     8. Owner or its agent shall not be liable for any damage to any property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.
Destruction, Fire and Other Casualty:
     9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall gave immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above) subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’ salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixture, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasor’s insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.
Eminent Domain:
     10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in the event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner’s award.
Assignment, Mortgage, Etc.:
     11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.
Electric Current:
     12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER* attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installations and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
Access to Premises:
     13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the

*	Rider to be added if necessary

same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.
Vault, Vault Space, Area:
     14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.
Occupancy:
     15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.
Bankruptcy:
     16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
          (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.
Default:
     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss. 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within the said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
          (2). If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and disposess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.
Remedies of Owner and Waiver of Redemption:
     18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owners’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or convenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.
Fees and Expenses:
     19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period of any (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.
Building Alterations and Management:
     20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.
No Representations by Owner:
     21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was to taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of Term:
     22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.
Quiet Enjoyment:
     23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure to Give Possession:
     24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
No Waiver:
     25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.
Waiver of Trial by Jury:
     26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.
Inability to Perform:
     27. This Lease and the obligation of Tenant is pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.
Bills and Notices:
     28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.
Services Provided by Owners:
     29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) the demised premises are to be kept clean by Tenant, at Tenant’s sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.
Captions:
     30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.
Definitions:
     31. The term “office,” or “offices,” wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably witheld, such consent shall not be unreasonably delayed.
Adjacent Excavation—Shorting:
     32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and Regulations:
     33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.
Security:
     34. Tenant has deposited with Owner the sum of $* as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Estoppel Certificate:
     35. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.
Successors and Assigns:
     36. The covenants, conditions and agreements contained in this lease shall bind and insure to the benefit of Owner and Tenant and their respective heirs, distributors, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

*	$168,162.50 (the “Security Deposit”)
In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

HUDSON TELEGRAPH ASSOCIATES By: PMFWH Newcorp., Inc., General Partner
Witness for Owner:
	By:	/s/ Nicholas Sardone
		Name:	Nicholas Sardone
		Title:	Vice President

Local Fiber, LLC
Witness for Tenant:
	By:	/s/ John J. Marchaesi
		Name:	John J. Marchaesi
		Title:	Sr. VP Finance
Employer ID No.: 11-3361849

ACKNOWLEDGEMENTS
CORPORATE OWNER
STATE OF NEW YORK, ss.:
County of
     On this             day of          , 19      , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in           ; that he is the            of            the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL OWNER
STATE OF NEW YORK, ss.:
County of
     On this            day of           , 19      , before me personally came           , to be known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that            he executed the same.

CORPORATE TENANT
STATE OF NEW YORK, ss.:
County of
     On this            day of           , 19      , before me personally came           , to me known, who being by me duly sworn, did depose and say that he resides in           ; that be is the           of            the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK, ss.:
County of
     On this             day of           , 19      , before me personally came           , to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that            he executed the same.

GUARANTY
     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a “statutory tenant.” As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.
     Dated:                      19___

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK,	)	ss.:
COUNTY OF	)
     On this ___ day of                     , 19___, before me personally came                                                                                                                            , to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

Notary

IMPORTANT — PLEASE READ
RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 33.
     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.
     2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or drainage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.
     3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
     4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.
     6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.
     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.
     9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.
     10. Owner reserves the right to exclude from the building, all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
     11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
     12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.
     13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.
     14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.
     15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal , municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.
Address
Premises
TO

[LOGO] [LOGO]	STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.
(c) Copyright 1994. All rights Reserved.
Reproduction in whole or in part prohibited.
Dated                                                               19___

Rent Per Year

Rent Per Month

Term

From

To

Drawn by	Checked by

Entered by	Approved by

RIDER TO LEASE DATED AS OF FEBRUARY 17, 1998 BETWEEN
HUDSON TELEGRAPH ASSOCIATES, AS LANDLORD, AND
LOCAL FIBER, LLC, AS TENANT
     If and to the extent that any of the provisions of this rider conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in this rider, the provisions of this rider shall prevail.
37. Definitions
     The following terms contained in this Article 37 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any).
(A)	“Base Tax Year” shall mean the tax fiscal year July 1, 1997 to June 30, 1998.

(B)	“Base Year Taxes” shall mean the Real Estate Taxes as finally determined for the Base Tax Year.

(C)	“Subsequent Tax Year” shall mean any tax fiscal year commencing on or after July 1, 1998.

(D)	“Tenant’s Proportionate Share” shall mean 1.602%.

(E)	“Base Labor Month” shall mean January, 1998.

(F)	“Multiplication Factor” shall mean 13,453.

(G)	“Labor Rate Multiple” shall mean one.

(H)	“Broker” shall mean Williams Real Estate Co. Inc.

(I)	“Rent Commencement Date” shall mean August 1, 1998.

(J)	“Law” shall mean any law, rule, order, ordinance, regulation or requirement of any governmental authority having or asserting jurisdiction or any order, rule, requirement or regulation of any utility company, insurer of Landlord or the Board of Fire Underwriters (or successor organization), whether now or hereafter in effect, and all amendments thereto.
38. Rental Payments
     (A) All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.
     (B) All payments of Fixed Rent and additional rent (collectively, “rent” or “rental”) to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank that is a member of the New York Clearing House Association or any successor thereto.
     (C) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord’s consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease.
     (D) Landlord’s failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord’s right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed.
39. Tax Escalation
     (A) For purposes of this lease, “Real Estate Taxes” shall mean all the real estate taxes and assessments imposed by any governmental authority having jurisdiction over the Building and the land upon which it is located (“Land”) (including specifically, but without limitation, so-called “BID” taxes) or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments.
     (B) If the Real Estate Taxes for any Subsequent Tax Year during the Term exceed the Base Year Taxes (as initially imposed, if not finally determined when a payment is due pursuant to this Section (B)), Tenant shall pay Landlord Tenant’s Proportionate Share of such excess within fifteen (15) days after Landlord shall furnish to Tenant a statement (the “Tax Statement”) setting forth the amount thereby due and payable by Tenant. If Real Estate Taxes are payable by Landlord to the applicable taxing authority in installments, then Landlord shall bill Tenant for Tenant’s Proportionate Share of increased Real Estate Taxes in corresponding installments, such that Tenant’s payment is due not more than fifteen (15) days prior to the date when Landlord is obligated to pay the Real Estate Taxes to the applicable taxing authority. If the actual amount of Real Estate Taxes is not known to Landlord as of the date of Landlord’s Tax Statement, then Landlord may nevertheless bill Tenant for such installment on the basis of a good faith estimate, in which event Tenant shall pay the amount so estimated within fifteen (15) days after receipt of such bill, subject to prompt refund by Landlord, or payment by Tenant, upon a supplemental billing by Landlord once the amount actually owed by Tenant is determined. Upon Tenant’s request, Landlord shall provide Tenant with a copy of the current tax bill used in the preparation of the Tax Statement.
     (C) If the Base Year Taxes ultimately are reduced to less than the Real Estate Taxes initially imposed upon the Land and the Building for the Base Tax Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to Section (B) for all applicable Subsequent Tax Years.
     (D) If Landlord receives any refund of Real Estate Taxes for any Subsequent Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all expenses incurred in connection therewith) pay Tenant, if not in default hereunder, Tenant’s Proportionate Share of the net refund. Tenant shall pay Landlord Tenant’s Proportionate Share of the costs and expenses of any nature (including, without limitation, consulting, appraisal, legal and accounting fees) incurred by Landlord in good faith in connection with any tax protest or other proceeding or arrangement leading or intending to lead to a reduction in Real Estate Taxes, whether before or after the initial assessment thereof.
     (E) If any Subsequent Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Subsequent Tax Year that is within the Term. Except as limited by Articles 9 and 10: (1) Tenant’s obligation to make the payments required by Sections (B), (C) and (D) shall survive the Expiration Date or any sooner termination of this lease; and (2) Landlord’s obligation to make the payments required by Section (D) shall survive the Expiration Date or any sooner termination of this lease pursuant to Articles 9 and 10.
     (F) Each Tax Statement given by Landlord pursuant to Section (B) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such Tax Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.
40. Expense Escalation
     (A) For purposes of the formula and other provisions set forth in this Article and elsewhere in this lease:
          (1) “Rate” shall mean the minimum regular hourly wage rate, including adjustments of every kind and nature (not including, however, so-called “fringe benefits”) prescribed for Porters (as hereinafter defined) for Class A office buildings (or any successor category), pursuant to the present and any successor agreement between the Realty Advisory Board on Labor Relations, Inc. (or any successor thereto) and Local 32B — 32J of the Service Employees International Union, AFL-CIO (or any successor thereto), covering the wage rates for Porters in such buildings (“Agreement”), provided, however, that, (a) if, at any time during the Term, regular employment of Porters occurs on days or during hours when overtime or other premium pay rates are in effect pursuant to the Agreement, “Rate” shall mean the average hourly wage rate, including adjustments of every kind and nature (not including, however, so-called fringe benefits) for the hours in a calendar week during which Porters are regularly employed (e.g., if, pursuant to the Agreement, the regular weekly employment of Porters is for forty hours, at a regular hourly wage rate (not including so-called fringe benefits), of $12.00 for the first thirty hours and an overtime hourly wage rate (not including so-called fringe benefits), of $15.00 for the remaining ten hours, the average hourly wage rate (not including so-called fringe benefits), for the applicable period shall, before adjustment pursuant to the provisions of Section (B), be the weekly wage rate of $510.00, divided by the number of regular hours of employment, to wit, forty, or $12.75), and that, (b) if, at any time during the Term, no Agreement exists, Rate shall mean the average minimum regular hourly wage rate, including adjustments of every kind and nature (not including, however, so-called fringe benefits) actually payable to Porters by Landlord or the contractor performing cleaning services in the Building, or, if no Porters are employed at the Building, such rate for Porters employed at Class A office buildings (as such buildings are presently described in the Agreement).
          (2) “Base Rate” shall mean the Rate in effect during the Base Labor Month.
          (3) “Porters” shall mean those employees engaged in the general maintenance and operation of office buildings, classified as “Others” in the current Agreement, who have been employed for twenty-five (25) years or more, or failing such classification in any subsequent Agreement, the most nearly comparable classification in such Agreement.
     (B) In determining the Base Rate and/or the Rate on each applicable occasion pursuant to this lease, the Base Rate and the Rate shall be calculated on the basis of the number of hours that would be actually worked by Porters during the applicable calendar year pursuant to the Agreement assuming all time which Porters were entitled not to work, if all relevant circumstances provided for in the Agreement occurred, actually was not worked [e.g., if the Agreement is predicated on a 2,080 hour work year (40 hours X 52 weeks) and Porters are paid for the following time which they are entitled not to work if all relevant circumstances provided for in the Agreement occur (Vacation — 120 hours, Holidays — 88 hours, Birthday — 8 hours, Medical Checkup — 16 hours, Sick Days — 80 hours, Disaster Day — 8 hours and Relief Time — 148.5 hours), then the Base Rate and the Rate shall be calculated on the basis of Porters actually working 1,611.5 hours (2,080 hours less 468.5 hours)].
     (C) If, in any period during the Term, the Rate exceeds the Base Rate, Tenant shall pay Landlord an amount (“Expense Escalation”) equal to the product of (1) the Multiplication Factor, multiplied by (2) the Labor Rate Multiple, multiplied by (3) the amount by which the Rate exceeds the Base Rate. The Expense Escalation shall be appropriately adjusted for any such period that is only partially within the Term. The Expense Escalation shall be payable in equal monthly installments, commencing with the first installment of Fixed Rent due on or after the effective date of any increase in the Rate and continuing thereafter until the effective date of any subsequent increase, whereupon such installments shall be appropriately adjusted. Landlord shall furnish Tenant with a statement itemizing Tenant’s liability pursuant to this subdivision whenever such liability arises or changes. Except as limited by Articles 9 and 10, Tenant’s obligation to make such payments shall survive the Expiration Date or any sooner termination of this lease. Notwithstanding the foregoing, if, by reason of any law, or any rule, order, regulation or requirement of any governmental or quasi-governmental authority having or asserting jurisdiction (collectively, “PW Law”), an increase in the Rate is reduced or does not take effect, or increases in the Rate are limited or prohibited, then, for the period covered by the PW Law (“Law Period”), the Rate for purposes of this Article shall be deemed to increase by the same percentage and for the same period as comprehended by the most recent increase in the Rate prior to the effective date of the PW Law, which periodic increase shall be deemed to continue throughout the Law Period.
     (D) Each statement given by Landlord pursuant to Section (C) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.
     (E) As used herein:
          (1) “Fuel Cost” shall mean Landlord’s cost for all fuel (including steam and/or oil) used in the operation of the Building.
          (2) “Electricity Cost” shall mean Landlord’s cost for all electricity used in lighting all the public and service areas of the Building and operating all of the service facilities of the Building (as determined by an independent electrical engineer or consultant selected by Landlord);
          (3) “Utilities Cost” shall mean the sum of the Fuel Cost and the Electricity Cost;
          (4) “Base Utilities Cost” shall mean the Utilities Cost for the initial Utility Year (i.e., 1998); and
          (5) “Utility Year” shall mean each calendar year, beginning with 1998, all or any part of which falls within the Term.
     (F) If the Utilities Cost for any Utility Year shall be greater than the Base Utilities Cost, Tenant shall pay Landlord Tenant’s Proportionate Share of such excess (“Utilities Payment”). Any such liability shall be appropriately prorated for the final

Utility Year. Tenant’s obligation to make such payment shall survive the expiration or sooner termination of this lease.
     (G) After the initial Utility Year, Landlord shall forward Tenant an itemized statement (“Utilities Statement”) of the Base Utilities Cost. Thereafter, Landlord shall forward Tenant a Utilities Statement of the Utilities Cost for the prior Utility Year and a computation of the amount payable by Tenant pursuant to Section (F).
     (H) With each installment of Fixed Rent payable during the second Utility Year, Tenant shall pay Landlord, on account of the amount payable pursuant to this Article for such Utility Year, Tenant’s Proportionate Share of the product of (i) five percent (5%) of the Base Utilities Cost, and (ii) one-twelfth) (1/12). Such payments shall be deferred until Landlord forwards the applicable Utilities Statement of Base Utilities Cost, whereupon Tenant promptly shall pay all deferred payments and thereafter commence such payments.
     (I) With each installment of Fixed Rent payable during and after the third Utility Year, Tenant shall pay to Landlord on account of the amount payable pursuant to this Article for the then Utility Year,
          (1) until Landlord forwards the applicable Utilities Statement for the preceding Utility Year, the amount of the monthly payment during December of such preceding Utility Year; and
          (2) after Landlord forwards the applicable Utilities Statement for the preceding Utility Year, one-twelfth of the amount payable pursuant to Section (F) for such preceding Utility Year.
     (J) Once Landlord forwards the applicable Utilities Statement for the preceding Utility Year, Landlord and/or Tenant, as the case may be, promptly shall make appropriate payment to the other (without interest) of any amount overpaid by Tenant or owing to Landlord for such Utility Year based on the amount due pursuant to such Utilities Statement and amounts theretofore paid by Tenant for such preceding Utility Year.
     (K) Landlord’s Utilities Statement for any Utility Year shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt of such Utilities Statement, Tenant notifies Landlord that it disputes the correctness of the Utilities Statement, specifying the respects in which it is claimed to be incorrect. In the event of any such dispute, pending the determination thereof, Tenant shall make payment in accordance with Landlord’s Utilities Statement, without prejudice to its position. If such dispute is determined in Tenant’s favor, Landlord shall forthwith pay Tenant (without interest) the amount so overpaid by Tenant.
41. Abatement and Adjustments of Fixed Rent
     Anything herein to the contrary notwithstanding:
     (A) Provided this lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, the Fixed Rent shall abate from the Commencement Date through the date that is one day prior to the Rent Commencement Date; and
     (B) Effective on August 1, 2003, the Fixed Rent (exclusive of the Fixed Rent payable pursuant to Article 68) shall be increased to $336,325.00 per annum.

42. Electricity
     (A) Landlord shall furnish, at a location designated by Landlord, for Tenant’s use in the demised premises three hundred fifty (350) amps at four hundred eighty (480) volts. Said power exceeds the standard Landlord provision of fifteen (15) watts of power per rentable square foot at one hundred twenty/two hundred eight (120/208) volts by one hundred forty-eight (148) amps. Such additional power shall be provided by Landlord to Tenant at the cost of one hundred fifty ($150.00) dollars per amp or twenty two thousand two hundred ($22,200.00) dollars to be paid upon execution of this lease and subject to the terms and conditions set forth in this Article 42. In bringing such current from such designated location to the premises, Tenant shall use only such electrical contractors as are then on the approved list for the Building. Any additional current required by Tenant shall be provided by Landlord, if available, at a cost of one hundred fifty ($150.00) dollars per amp if provided during the twelve (12) month period after the date hereof, and, if later provided, at Landlord’s then standard charge. If at any time during the Term, whether before or after Tenant’s power is increased or decreased, Landlord reasonably determines that Tenant is not using any portion of the electric capacity then servicing the demised premises, then Landlord shall have the right, after not less than fifteen (15) days notice to Tenant, to recapture any such power not then being used by Tenant without compensation to Tenant. If Landlord so recaptures any power and, at a later date, Tenant requires provision of additional power, Landlord shall use all reasonable efforts to provide the same and Tenant will not be required to pay the per amp charge referred to above for such part of the additional power as had been recaptured. Tenant’s consumption of electrical energy at the demised premises shall be measured by submeters installed by Landlord at Tenant’s expense.
     (B) (1) From and after the Commencement Date, Tenant shall purchase all electric current consumed in or in connection with the demised premises from Landlord or Landlord’s designated agent and pay therefor an amount equal to 105% of Landlord’s Average Cost (as hereinafter defined) applied to all electricity consumed in or in connection with the demised premises during the applicable billing period, as measured by the submeters in the demised premises.
          (2) “Landlord’s Average Cost” for all purposes of this lease shall be determined by dividing (y) the total dollar amount billed to Landlord for the Building by the entity providing electric current to the Building (the “Electric Company”) for the relevant billing period (including, without limitation, all charges for “demand,” fuel, “on-peak” and “off-peak” usage, “time of day” usage and any and all other relevant adjustments and charges) by (z) the total kilowatt hours utilized by the Building for such billing period.
     (C) Where more than one submeter measures Tenant’s consumption of electricity, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefor shall be rendered at such times as Landlord may elect and shall be payable on demand as additional rent. In the event that such bills are not paid within thirty (30) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this lease and without Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.
     (D) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense that Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current shall never exceed the capacity of existing feeders or risers to, or wiring installations in, the Building and the demised premises. Any riser or risers to supply Tenant’s electrical requirements will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if, in Landlord’s reasonable judgment, the same are necessary and will not cause adverse damage or injury to the Building or the operation thereof or the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. All of such costs and expense shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefore.
     (E) Landlord may discontinue such service of electric current upon sixty (60) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of Fixed Rent. Such discontinuance shall not be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the Electric Company, in which event Tenant shall, at its own cost and expense, furnish and install all risers, service wiring, switches and other equipment necessary for such installation and required by the Electric Company and, at its own cost and expense, maintain and keep in good repair all such risers, wiring, switches and equipment. Provided that Tenant proceeds promptly and diligently after receipt of Landlord’s notice to arrange to obtain electric current directly from the Electric Company, Landlord may not discontinue electric service until Tenant is able to obtain service directly from the Electric Company (unless Landlord is compelled to do so by Law or the Electric Company).
     (F) Tenant shall make no alterations or additions to the electric equipment and/or appliances presently installed in the demised premises without the prior written consent of Landlord in each instance. Rigid conduit only will be allowed.
     (G) If any tax is imposed upon Landlord’s receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, where permitted by law, Tenant’s pro-rata share of such taxes shall be paid by Tenant to Landlord.
     (H) Anything in Section (B) to the contrary notwithstanding, if the Commencement Date shall occur prior to the installation and proper calibration of the submeters, then (i) Tenant shall pay Landlord for Tenant’s consumption of electricity in the demised premises at the rate of $1,681.63 per month during any period when construction is taking place in the demised premises; and (ii) from and after the date on which Tenant occupies all or a portion of the demised premises for the conduct of business and until the installation and proper calibration of the submeters, Tenant shall pay Landlord $3,363.25 per month on account, such payments to be retroactively adjusted based on the average kilowatts and kilowatt hours consumed over the first three (3) months after installation and proper calibration of the submeters. In addition, if during any time during the Term, it shall be determined that the submeters servicing the demised premises were malfunctioning, or if Tenant’s power is increased prior to the installation and proper calibration of any required additional meters, Tenant shall pay Landlord an amount reasonably estimated by Landlord’s electrical consultant to be the amount that would have been payable by Tenant had such malfunction not occurred or had the additional power been properly metered, as the case may be.

43. Restrictions on Use
     (A) Anything in Article 2 to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for the: (1) storage for purpose of sale of any alcoholic beverage in the demised premises; (2) storage for retail sale of any product or material in the demised premises; (3) conduct of a manufacturing, printing or electronic data processing business, except that Tenant may operate business office reproducing equipment, electronic data processing equipment and other business machines for Tenant’s own requirements (but shall not permit the use of any such equipment by or for the benefit of any party other than Tenant); (4) rendition of any health or related services, conduct of a school or conduct of any business that results in the presence of the general public in the demised premises; (5) conduct of the business of an employment agency or executive search firm; (6) conduct of any public auction, gathering, meeting or exhibition; (7) conduct of a stock brokerage office or business; or (8) occupancy of a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity that is affiliated therewith or controlled thereby.
     (B) Tenant shall not use or permit all or any part of the demised premises to be used in any manner that is inconsistent with a first class office building or so as to impose any additional burden upon Landlord in its operation.
     (C) Tenant shall not obtain or accept for use in the demised premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by Landlord (which party’s charges shall not be excessive) and Landlord will not unreasonably withhold such approval. Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.
44. Assignment, Etc.
     Supplementing Article 11:
     (A) Tenant shall neither: (i) publicly advertise the availability of all or any part of the demised premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building; or (ii) assign this lease to or sublet to or permit the occupancy of all or any part of the demised premises by any other party that is then a tenant, subtenant, licensee or occupant of any space in the Building or that has negotiated with Landlord for space in the Building within the twelve (12) month period preceding the date of Landlord’s receipt of Tenant’s Notice pursuant to Section (B) (nor shall Tenant accept an assignment of a lease or sublet space from any tenant, subtenant, licensee or occupant of any space in the Building). Tenant shall designate Williams Real Estate Co. Inc. (or the then rental agent for the Building) as its exclusive agent in connection with any subletting of all or any part of the premises or any assignment of this lease.
     (B) If Tenant wishes to assign this lease (a transfer of more than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest being deemed an assignment of this lease), sublet all or any part of the demised premises or permit the demised premises to be occupied by any other party, Tenant shall first notify Landlord (“Tenant’s Notice”), specifying the name of the proposed assignee, subtenant or occupant, the name of and character of its business, its proposed use of the premises, the terms of the proposed assignment, sublease or occupancy (including, without limitation, the commencement and expiration dates thereof) and current information as to the financial responsibility and standing of the proposed assignee, sublessee or occupant and shall provide Landlord with such other information as it reasonably requests. If only a portion of the demised premises (not constituting an entire floor of the Building) is to be so sublet or occupied, Tenant’s Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the demised premises to which such proposed assignment, sublease or occupancy is to be applicable is hereinafter referred to as the “Space.”
     (C) Landlord may, within sixty (60) days after its receipt of Tenant’s Notice, by notice to Tenant (“Landlord’s Notice”), require that (i) Tenant sublease the Space to Landlord or its nominee, on the terms set forth in Section (D), or (ii) this lease be terminated as to the Space for the period specified in Tenant’s Notice, on the terms set forth in Section (E). If Tenant’s proposed assignment or sublease is for more than fifty percent (50%) of the demised premises or the then balance of the Term is three (3) years or less, Landlord also may, by Landlord’s Notice, terminate this lease as of the proposed commencement date for such assignment, sublease or occupancy. If Landlord fails to exercise such option, it shall not unreasonably withhold its consent to the proposed assignment, sublease or occupancy (provided that the proposed use of the premises by the proposed assignee, subtenant or occupant complies with the terms of this lease, including, without limitation, Articles 2 and 43 hereof), but such consent shall be deemed of no effect if such assignment, sublease or occupancy is not consummated upon the terms set forth in Tenant’s Notice and within thirty (30) days after such consent is given.
     (D) If Landlord requires that Tenant execute a sublease (“Sublease”) pursuant to clause (C) (i), the Sublease shall be upon the same terms as this lease, except for such terms thereof as are inapplicable and except that: (i) the term of the Sublease shall be the term specified in Tenant’s Notice commencing, at Landlord’s option, on (a) the commencement date set forth in Tenant’s Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord’s Notice; (ii) the Fixed Rent for the Sublease shall be the lesser of (a) the pro rata Fixed Rent for the Space Tenant is then paying Landlord hereunder, or (b) the Fixed Rent set forth in Tenant’s Notice; (iii) Tenant’s Proportionate Share and the Multiplication Factor for the Sublease shall be determined based on the relative sizes of the Space and the initial demised premises; (iv) the subtenant under the Sublease shall have the unrestricted right to assign the Sublease or any interest therein, to further sublet all or any part of the Space and/or to make any alterations, decorations, additions or improvements in and to the Space (all or any part of which may be removed, at Landlord’s option, at any time, provided Landlord repairs all damage caused by such removal); (v) Tenant, as sublandlord under the Sublease, shall, at its expense: (a) erect all partitions required to separate the Space from the remainder of the demised premises and install a separate submeter to measure the consumption of electricity in the Space (or, in the alternative, the parties shall agree on an equitable method to allocate electricity charges between the Space and the balance of the premises) and (b) to the extent necessitated by the Sublease, install all doors required for independent access from the Space to the elevators, lavatories and staircases on the floor and install all equipment and facilities (including, without limitation, men’s and women’s toilets) required to comply with all applicable Laws and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit; (vi) the Sublease shall provide that the termination of all or any portion of this lease by merger is not thereby intended; and (vii) at the expiration of the Sublease, the Space shall, subject to clause (iv), be returned to Tenant as then existing.
     (E) If Landlord requires that this lease be terminated as to the Space pursuant to clause (C) (ii), then Landlord and Tenant shall execute and deliver a supplementary agreement modifying this lease by eliminating the Space from the demised premises for the term specified in Tenant’s Notice commencing, at Landlord’s option, on (a) the commencement date set forth in Tenant’s Notice, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord’s Notice, and, for such period, reducing the Fixed Rent and additional rent payable hereunder on a pro rata basis.
     (F) Anything herein to the contrary notwithstanding, Tenant may not assign this lease or sublet all or any part of the demised premises prior to the expiration of the first year of the Term.
     (G) No assignment of this lease shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Tenant’s obligations under this lease) and any accompanying documents.
     (H) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant’s prior consent, without thereby terminating Tenant’s liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant.
     (I) No sublease of all or any part of the demised premises (except a Sublease) shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provision required by Section (J)) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.
     (J) Any such sublease shall contain substantially the following provisions:
          (1) “In the event of a default under any underlying lease of all or any portion of the premises demised hereby that results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease (“Underlying Lessor”), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor’s request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease, (b) be subject to any offset, not expressly provided for in this sublease, that shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month’s rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby.
          (2) This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor.”
     (K) No assignment or sublease, whether or not consented to by Landlord and whether or not any such consent is required, shall release Tenant from its liability for the performance of Tenant’s obligations hereunder during the balance of the Term. Landlord’s consent to any assignment or sublease shall not constitute its consent to any (i) further assignment of this lease or of any permitted sublease or (ii) further sublease of all or any portion of the premises demised hereunder or under any permitted sublease. If a sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Landlord in each instance obtained, Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.
     (L) Tenant shall pay to Landlord, promptly upon demand therefor, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Landlord in connection with any assignment of this lease or sublease of all or any part of the demised premises.
     (M) If Landlord shall give its consent to any assignment of this lease or to any sublease or if Tenant shall otherwise enter into any assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as and when payable to Tenant
          (1) in the case of an assignment, fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then fair market value thereof); and
          (2) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less the then fair market value thereof) exceeds (ii) the Fixed Rent and additional rent accruing during the term of the sublease in respect of the Space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this lease.
     (N) Landlord acknowledges that the business to be conducted by Tenant in the demised premises requires the installation of certain communications equipment owned by customers of Tenant in the demised premises, in order for such customers to interconnect with Tenant’s terminal facilities. Landlord expressly agrees that Tenant may license the use of portions of the demised premises to its customers solely for the purpose of locating equipment therein without Landlord’s’ further consent; provided, however, that such license shall be granted only upon the execution by Tenant and its customers of an agreement that expressly provides that (i) such license and the rights of such licensee shall at all times be subordinate to this lease and shall not be binding on Landlord; (ii) such license will expire no later than the day prior to the expiration or earlier termination of this lease; and (iii) such license shall be for equipment only and shall not grant to the licensee the right to occupy any portion of the Building or the demised premises. No such license shall become effective unless and until Tenant has delivered a fully executed counterpart thereof to Landlord.
45. Brokerage
     Tenant represents that it dealt only with the Broker as broker in connection with this lease and Landlord shall pay the Broker’s commission therefor pursuant to separate agreement. Tenant shall indemnify Landlord against all loss, damage, liability, cost and expense (including reasonable attorney’s fees) pertaining to any other brokerage commission or like compensation that is based on alleged actions of Tenant or its agents or representatives. Tenant’s liability hereunder shall survive any expiration or termination of this lease.

46. Building Directory
     (A) Landlord shall, upon Tenant’s request, list on the Building’s directory (“Directory”), the names of Tenant, any other party occupying any part of the demised premises pursuant hereto and their officers or employees, provided the number of Directory lines so provided by Landlord does not exceed Tenant’s Proportionate Share of the Directory’s capacity.
     (B) The listing of any party’s name other than Tenant’s shall neither grant such party any right or interest in this lease and/or the demised premises nor constitute Landlord’s consent to any assignment or sublease to or occupancy by such party. Such listing may be terminated by Landlord at any time, without prior notice. The initial listing(s) on the Directory shall be provided by Landlord without charge to Tenant. Thereafter, Tenant shall pay Landlord’s standard fee for any work performed in connection with any additions, deletions or changes to the Directory.
47. Exculpatory Clause
     (A) Anything herein to the contrary notwithstanding, the liability of Landlord and the partners of, or any other party that holds any interest in, Landlord for negligence, failure to perform lease obligations or otherwise under or in connection with this lease shall be limited to each of their respective interests in the Land and Building. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord, any partner of Landlord or any party that holds any interest in Landlord.
     (B) In any claim made by Tenant against Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages from Landlord and Tenant’s sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord’s obligation to act reasonably.
48. Submission to Jurisdiction, Etc.
     (A) This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant and their respective successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process may be served by certified or registered mail, return receipt requested, directed to Tenant and any successor at Tenant’s address hereinabove set forth, any successor and to any assignee at the address set forth in the respective instruments. Such service shall be deemed made two days after such process is so mailed.
     (B) Whenever any default by Tenant causes Landlord to incur attorneys’ fees and/or any other costs or expenses, Tenant agrees that it shall pay and/or reimburse Landlord for such fees, costs or expenses within ten (10) days after being billed therefor.
     (C) If any monies owing by Tenant under this lease are paid more than fifteen (15) days after the date such monies are payable pursuant to the provisions of this lease, Tenant shall pay Landlord interest thereon, at the rate of two (2%) percent per annum over the so called “prime” or “base” interest rate of Citibank N.A. from time to time in effect, for the period from the date such monies were payable to the date such monies are paid.
     (D) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord’s acceptance, execution and delivery thereof.
49. Requests by Mortgagee or Others
     (A) If any present or prospective mortgagee of the Land, Building or any leasehold interest therein requires, as a condition precedent to issuing or extending its loan, the modification of this lease in such manner as does not materially lessen Tenant’s rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such mortgagee requires.
     (B) If Landlord, in conjunction with any proposed sale or mortgaging of all or any portion of the Land and Building or any leasehold interest therein, requests the delivery of financial statements or other information relating to the financial condition of Tenant, Tenant shall deliver such financial statements or such other information within ten (10) days after Landlord’s written request therefor.
50. Delivery of Demised Premises
     Supplementing Article 21, the demised premises shall be leased to Tenant in their “as is” condition on the Commencement Date and Landlord shall not be required to perform any work to prepare the demised premises for Tenant’s occupancy, except that, with reasonable diligence after the execution and exchange of this lease, Landlord will (i) demolish, in a Building standard manner, the existing improvements in the premises, including the removal of asbestos, if any, therein, but not including floor tile, even if asbestos-containing, as to which Landlord will have no responsibility or obligation, and (ii) construct a Building-standard demising wall and install a Building-standard entrance door to the premises. The demised premises will be delivered free of refuse and rubbish and the cracked panes of glass in the windows will be replaced in a timely manner. The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the demised premises and the Building were in good and satisfactory condition.
     With reasonable promptness after Tenant’s request therefor, Landlord shall provide up to two (2) clay ducts for Tenant’s use at a one (1) time cost of fifteen thousand ($15,000.00) dollars for each clay duct, to be paid upon Tenant’s request therefor.
     Tenant shall be permitted to remove the existing radiators from the demised premises and return them to Landlord, provided that, in so doing, Tenant will be deemed to have waived its right, pursuant to Article 29 of this lease, to receive heat in the demised premises from Landlord.
51. Insurance
     During the Term, Tenant shall pay for and keep in force general liability policies in standard form protecting against all liability occasioned by accident or occurrence, subject to customary exclusions, and containing only such “deductibles” as Landlord reasonably approves, such policies to be written by recognized and well-rated insurance companies licensed to transact business in the State of New York, authorized to issue such policies, and reasonably approved by Landlord. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property. If at any time during the Term it appears that public liability or property damage limits in the City of New York for buildings similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord (and each member thereof in the event Landlord is a partnership, joint venture or other entity) and Landlord’s managing agent (Landlord’s current managing agent is Williams Real Estate Co. Inc.) shall be named as additional insured in the aforesaid insurance policies. Tenant shall also secure and keep in force “all risk” property insurance, including loss by fire and, by means of the standard extended coverage endorsement, loss or damage by such other casualties as may be covered thereby, covering all of its personal property, equipment, trade fixtures, goods, merchandise, furniture, furnishings and other items removable by Tenant located in the premises for the full replacement value thereof from time to time. All such policies shall provide that Landlord shall be afforded not less than thirty (30) days’ prior notice of cancellation of said insurance. Tenant shall deliver Acord 27 certificates of insurance evidencing such policies, or certified copies or duplicate originals of the policies and reasonably satisfactory evidence of payment of premiums, if requested by Landlord. All premiums and charges for the aforesaid insurance shall be paid by Tenant. If Tenant shall fail to maintain any such required insurance, or to pay the premiums therefor when due, Landlord may obtain such insurance or make such payment and the cost thereof to Landlord shall be repaid to Landlord by Tenant on demand as additional rent. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.
52. Bankruptcy
     Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Articles 11 and 44 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant’s property in the demised premises, shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.
53. Local Law 5/Required Alterations
     Supplementing Article 6:
     (A) All work performed or installations made by Tenant (or by Landlord at Tenant’s request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of The City of New York, as heretofore and hereafter amended (“Local Law 5”). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii)

installation of such additional fire control or detection devices as may be required by Law as a result of Tenant’s manner of use of the demised premises. In addition, Tenant shall cause the demised premises to be connected to the Building “Class E” system and arrange to have the demised premises and Tenant added to the “Class E” computer.
     (B) Landlord shall not be responsible for any damage to Tenant’s fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof. Tenant shall indemnify Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices.
     (C) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant’s sole cost and expense and in accordance with plans and specifications and by contractors previously approved by Landlord.
     (D) The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or alterations.
     (E) If any utility company or governmental or quasi-governmental authority requires any work, installation or improvement to be made to the Building in connection with any Alteration performed by Tenant, the installation or operation of equipment or machinery in the demised premises or for any other reason relating to Tenant’s use or occupancy of the demised premises, Tenant shall reimburse Landlord for the cost of such work, installation or improvement on demand.
54. Tenant’s Alterations
     (A) Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the demised premises (collectively, “Alterations”) without Landlord’s prior consent. Landlord agrees not unreasonably to withhold its consent to any Alterations that are nonstructural and that do not affect the Building’s systems and facilities, provided that such Alterations are performed only by contractors or mechanics first approved by Landlord, do not affect any part of the Building other than the demised premises (including, without limitation, the exterior thereof), do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. All Alterations shall be done at Tenant’s expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Building (“Alteration Regulations”). Prior to making any Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord’s approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker’s compensation insurance (covering all persons to be employed by Tenant and Tenant’s contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Tenant, at Tenant’s expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof and shall, within thirty (30) days of such completion, deliver a set of final “as built” drawings to Landlord reflecting the Alteration. All Alterations shall be made and performed in accordance with the Alteration Regulations. All materials and equipment to be incorporated in the demised premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord’s sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
     (B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed, to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this lease.
     (C) Tenant shall promptly reimburse Landlord for all fees, costs and expenses including, but not limited to, those of architects and engineers, incurred by Landlord in connection with the review of Tenant’s plans and specifications and inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal and insurance requirements. Copies of bills evidencing such fees, costs and expenses will be provided to Tenant in a timely manner upon Tenant’s request.
55. Estoppel Certificate
     Tenant, at any time, and from time to time, upon at least ten (10) days’ prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or, to any other party, firm or corporation specified by Landlord (“Recipient”), a statement (1) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (2) stating the dates to which Fixed Rent and additional rent have been paid, (3) stating whether or not there exists any defaults by Landlord under this lease and, if so, specifying each such default, (4) confirming (if such is the case) that Tenant has accepted possession of and is currently occupying the demised premises for the conduct of business and that all improvements required to be made by Landlord (if any) have been completed to Tenant’s satisfaction, (5) stating the commencement and expiration dates of this lease, (6) stating whether or not there are any existing defenses to or offsets against Landlord’s enforcement of this lease and Tenant’s obligation to pay Fixed Rent and additional rent hereunder, and (7) furnishing any other information that may be reasonably requested by the Recipient.
56. Holdover
     In the event Tenant shall hold over after the expiration of the Term, the parties hereby agree that Tenant’s occupancy of the demised premises after the expiration of the Term shall be upon all of the terms set forth in this lease except that Tenant shall pay as a use and occupancy charge for the holdover period an amount equal to the higher of (A) an amount equal to two times the pro rata Fixed Rent and additional rent payable by Tenant during the last year of the Term; or (B) an amount equal to the then market rental value for the demised premises.
57. Conditional Limitation
     In the event that twice in any twelve (12) month period (A) a default of the kind set forth in Section 17(1) shall have occurred or (B) Tenant shall have defaulted in the payment of Fixed Rent or additional rent, or any part of either, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured at any time after the commencement of such summary proceeding, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this lease by Tenant and Landlord may serve a written three (3) days’ notice of cancellation of this lease upon Tenant and, upon the expiration of said three (3) days, this lease and the Term shall end and expire as fully and completely as if the expiration of such three (3). day period were the day herein definitely fixed for the end and expiration of this lease and the Term and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.
58. Limitation on Rent
     If on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or any direction of any public officer or body pursuant to law and of general application (collectively, “Rent Law”), Tenant agrees to take such lawful steps as Landlord may reasonably request to permit Landlord to collect the maximum rents that may be legally permissible from time to time during the continuance of such Rent Law (but not in excess of the amounts reserved therefor under this lease). Upon the termination of the effectiveness of such Rent Law, Tenant shall pay to Landlord, to the extent permitted by the Rent Law, an amount equal to (A) the Fixed Rent and additional rent that would have been paid pursuant to this lease but for such Rent Law, less (B) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such Rent Law was in effect.
59. Acceptance of Keys
     If Landlord or Landlord’s managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord’s rights or Tenant’s obligations under this lease including, without limitation, the provisions relating to assignment and subletting and the condition of the demised premises.
60. Security Deposit
     (A) Landlord shall deposit the Security Deposit, if in cash, in an interest-bearing account. Provided that Tenant is not then in default hereunder after expiration of any applicable notice and/or grace period, Landlord will pay the accrued interest on the Security Deposit, less a one (1%) percent per annum administrative fee, to Tenant on or about January 1 of each year beginning on January 1, 1999.
     (B) Supplementing Article 34, Tenant may, at the execution of this lease or at any time during the Term, replace the cash Security Deposit with an irrevocable letter of credit (the “Letter of Credit”) in the amount of the Security Deposit issued by a New

York City commercial bank acceptable to Landlord in its sole discretion, and in the form of the letter of credit annexed hereto as Exhibit B, to be held by Landlord as the Security Deposit in accordance with Article 34 and this Article 60. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date or the date of issuance if delivered to Landlord thereafter, (ii) provide for automatic renewals for periods of not less than one (1) year, and (iii) have a final expiration date not less than four (4) months after the Expiration Date. Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the Letter of Credit in connection with the transfer of same to any future owner of the Building. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this lease, Landlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this lease and retain the balance for the Security Deposit. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit in the event that Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank and retain the proceeds for the Security Deposit. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, or if Landlord shall have applied any portion of any cash Security Deposit, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit. Tenant’s failure to comply with the preceding sentence will entitle Landlord to exercise all the same remedies as are available in the event of a default in the payment of Fixed Rent.
     If Tenant elects to replace the cash Security Deposit with an irrevocable Letter of Credit, the provisions of Article 60 (A) of this lease shall not apply.
61. Definitions of “Landlord” and “Owner”
     The terms “Owner” and “Landlord,” whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.
62. Landmark Designation
     Tenant is hereby notified that the premises are subject to the jurisdiction of the Landmarks Preservation Commission. In accordance with sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such sections and such rules may not be commenced within or at the premises without the prior written approval of the Landmarks Preservation Commission. Tenant is notified that such demolition, construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.
63. Hazardous Materials
     Tenant shall not cause nor permit Hazardous Materials (as defined below) to be used, transported, stored, released, handled, produced or installed in or from the demised premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the demised premises in limited quantities to the extent currently needed for the operation of customary office equipment, so long as done in compliance with all Laws. The term “Hazardous Materials” shall mean, for the purposes hereof, any flammable, explosive or radio-active materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any present or future Law, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, Superfund Amendment and Reauthorization Act of 1986 and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article 63, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, may require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Article 63 shall survive the expiration or sooner termination of this lease.
64. Interconnections
     (A) Subject to Landlord’s prior approval, which will not be unreasonably withheld, Tenant shall have the right to install and run both vertical and horizontal communication interconnections, via conduit, wave guide and ceramic duct, provided that such installation is performed in accordance with all applicable Laws and the relevant provisions of this lease including, without limitation, Articles 3, 6 and 54 and in accordance with plans and specifications previously approved by Landlord. Prior to any cable pulls being installed through any conduits running through other tenant spaces, Tenant shall present a copy of an agreement between Tenant and such other tenant (reasonably satisfactory to Landlord) whereby such other tenant consents to Tenant making the proposed connection or other installation.
     (B) All interconnections shall conform to the following specifications:
(1)	The conduit shall be supported a minimum of every 10 linear feet.

(2)	The conduit shall be tagged each 15 linear feet, with letters a minimum of 2-1/2 inches in height, as required by Landlord in its approval letter.

(3)	All penetrations of fire-rated partitions or slabs shall be fire-stopped with a UL approved material of equal or greater rating.

(4)	Tenant shall inform the building manager on completion of the installation for final inspection and approval.

(5)	Tenant’s sub-contractor must coordinate all work with the building manager and other tenants affected by the work.

(6)	All conduit shall be rigid conduit or elastic metal tubing. Tenant acknowledges that the use of any other type of conduit is inherently risky, particularly in an environment, like the Building, that has very numerous conduit runs and that will have many more. If, however, Tenant requests, and Landlord permits, plastic flexible conduit (which will be permitted, if at all, only for fiber cable), then Tenant acknowledges that such installation will be at Tenant’s sole risk, and Tenant hereby agrees to indemnify Landlord and its partners, and the respective directors, officers, agents and employees of Landlord and its partners

(collectively, the “Landlord Parties”), and to hold the Landlord Parties harmless, against and from all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by Landlord by reason of any claim arising from the installation and/or use of any such conduit or any damage resulting to any cable installed therein, whether or not arising in whole or in part from the negligence of any Landlord Party.
65. Landlord’s Access
     Supplementing Article 13, upon reasonable prior notice to Tenant (which need not be in writing), except in an emergency when no notice shall be required, Landlord and other tenants, licensees and occupants of the Building shall have access to the Building shafts and conduits located within the demised premises.
66. Landlord’s Option to Relocate Tenant
     At any time prior to the execution and delivery of this lease, Landlord shall have the right to relocate Tenant to other space located in the Building (the “Substitution Space”) of substantially comparable size and condition as the demised premises, in which event this lease shall be modified by (i) deleting all reference to the demised premises and the insertion of the Substitution Space in place thereof, (ii) adjusting the Fixed Rent to an amount equal to the rent per rentable square foot payable by Tenant under this lease multiplied by the number of rentable square feet in the Substitution Space, and (iii) a modification of the definition of Tenant’s Proportionate Share (as currently defined in Article 37 hereof) to accurately represent the percentage by which the rentable area of the Substitution Space bears to the total rentable area of the Building, and (iv) a modification of the definition of the Multiplication Factor to represent accurately the number of rentable square feet in the Substitution Space. In all other respects, the terms and conditions contained in this lease (including escalations and base years) shall remain unmodified.
67. Miscellaneous
     (A) Supplementing Article 13, Landlord agrees to consult with Tenant in good faith in connection with the location of any water pipes that Landlord may wish to install through the premises so as to minimize the potential for any damage to Tenant’s equipment.
     (B) Landlord agrees, except in the event of an emergency, to give Tenant notice (which notice need not be in writing and may be given to a responsible person occupying the premises) at least 72 hours in advance of any planned electric outage controlled by Landlord.
     (C) Landlord will remove or cause to be removed the equipment presently located on the set-back area adjacent to the demised premises promptly after the owner thereof abandons its use of the same.
68. Set-Back Space
     (A) Tenant shall have the exclusive right to use two (2) portions of the set-back space on the 19th floor of the Building for the sole purpose of locating a generator, fuel tank and/or HVAC equipment thereon, such portion being an agreed 1,786 usable square feet located as shown hatched on Exhibit C (the “Set-Back Space”). Tenant shall pay Fixed Rent of $17,860 per annum for the Set-Back Space from and after the Rent Commencement Date. To the extent applicable, the Set-Back Space shall be deemed to be part of the demised premises and all of the provisions of this lease, including, without limitation, Article 8 hereof, shall be applicable thereto. Tenant hereby agrees to repair any damage to the Set-Back Space and to indemnify and save harmless Landlord from and against all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys’ fees and expenses) by reason of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with Tenant’s use of the Set-Back Space.
     (B) Landlord makes no representations concerning the condition of the Set-Back Space or the equipment, if any, located thereon. Tenant agrees to accept the Set-Back Space in its “as is” condition on the date hereof. Landlord shall not be required to perform any work to prepare the Set-Back Space for Tenant’s occupancy.

EXHIBIT A
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[FLOORPLAN]

EXHIBIT B
[Name and Address
of Landlord]
          Re: Irrevocable Clean Letter of Credit
Gentlemen:
     By order of our client,                                          , we hereby open our clean irrevocable Letter of Credit No. ___ in your favor for an amount not to exceed in the aggregate $                     US Dollars effective immediately.
     Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No.                     .
     This Letter of Credit shall expire one year from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least sixty (60) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.
     This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you.
     We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at                      if negotiated on or prior to the expiry date as the same may from time to time be extended.
     Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

Very truly yours, (Name of Bank)
By:

EXHIBIT B-1

Re: Credit	Issued by

Gentlemen:
     For value received, the undersigned beneficiary irrevocably transfers to:

(Name of Second Beneficiary)

(Address)
all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.
     By this transfer, all rights of the undersigned beneficiary in such letter of Credit are transferred to the second beneficiary and the second beneficiary shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the second beneficiary without necessity of any consent of or notice of the undersigned beneficiary.
     The advice of such Letter of Credit is returned herewith, and we ask you to endorse the assignment on the reverse thereof and forward it directly to the second beneficiary with your customary notice of transfer.
     Enclosed is remittance of $100.00 in payment of your transfer commission and in addition thereto we agree to pay you on demand any expenses that may be incurred by you in connection with this transfer.

Yours very truly,
SIGNATURE AUTHENTICATED
(Bank)	Signature of Beneficiary
(Authorized Signature)

EXHIBIT C
[GRAPHIC OMITTED]
[FLOORPLAN]